UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

AMERICAN REBEL HOLDINGS, INC.

(Name of registrant in its charter)

NEVADA	333-201607	47-3892903
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	37204
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number): (913) 940-9919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains or incorporates both historical and “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Any such forward-looking statements in this report reflect our and American Rebel’s current views with respect to future events and financial performance and are subject to a variety of factors that could cause our actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements. There may be events in the future that cannot be accurately predicted or over which the Company has no control. Stockholders should be aware that the occurrence of the events described in this Information Statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transaction.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements herein or in documents incorporated herein by reference speak only as of the date of this Information Statement or the applicable document incorporated herein by reference (or such earlier date as may be specified therein), as applicable, are based on current assumptions and expectations or assumptions and expectations as of the date of the document incorporated herein by reference, and are subject to the factors above, among other things, and involve risks, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not intend to, and do not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us or any other matters, are expressly qualified in their entirety by the foregoing cautionary statements.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Risk Factors” in our Quarterly Report on Form 10-Q for the three month period ended March 31, 2017 and our Annual Report on Form 10-K for the year ended December 31, 2016.

GENERAL NOTE

This Current Report on Form 8-K is being filed by American Rebel Holdings, Inc., formerly known as CubeScape, Inc. (“us” or the “Company”), following its completion of the acquisition of American Rebel, Inc., a company existing under the laws of the state of Nevada (“Rebel”), on June 16, 2017 (the effective date) as described more fully below (collectively referred to as the “Subsidiary Acquisition”).

In connection with the closing of the Subsidiary Acquisition, we experienced a change of control, as:

•

our prior Chief Executive Officer and sole officer, Charles A. Ross, Jr. who beneficially owned 9,000,000 shares of our common stock, through his role and management of Rebel returned the 9,000,000 shares back to us for cancellation;

•

the management of Rebel continue to exist and act as executive officers the Company; and

•

the former shareholders of Rebel entered into a transaction whereby their existing common shares of Rebel were exchanged for shares of our common stock, which (assuming the exchange of all such shares which approximates 17,421,000) would equal in the aggregate a total number of shares of our common stock that constitute 74.4% of our issued and outstanding shares as of the date of this Current Report on Form 8-K.

As a result, we have determined to treat the Subsidiary Acquisition as a reverse merger and recapitalization for accounting purposes, with Rebel as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited financial statements to be include in this Current Report on Form 8-K will be that of Rebel rather than that of our Company prior to the completion of the transactions described herein.

Item 1.01

Entry into a Material Definitive Agreement

Subsidiary Acquisition

Acquisition of Rebel

On June 16, 2017, we entered into an Amended Stock Purchase and Reorganization Agreement with Rebel and the former shareholders of Rebel (the “SPR Agreement”), whereby the Company acquired 100% of the outstanding common shares of Rebel. After giving effect to this transaction, we commenced operations through Rebel.

A copy of the amended SPR Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Effective on the closing of the Subsidiary Acquisition:

(a)

the Company issued 1share of its common stock in exchange for each common share of Rebel held by Rebel shareholders who, in general terms, are residents of these United States of America (“USA Residents”); and

(b)

the shareholders of Rebel who, in general terms, are not USA Residents (received 1share in the capital of the Company in exchange for each common share of Rebel held of which we believe there to be none(collectively, (a) and (b) being, the “Share Exchange”)); and

(c)

the common stock equivalents held by Rebel shareholders were converted into common stock equivalents of the Company, of which there were warrants to allow purchase of 500,000 shares of common stock at a price of $0.50 for five years.

Pursuant to the rights and privileges of the Share Exchange, the holders of the Share Exchange maintain the same rights and privileges as other shareholders of the Company The Share Exchange does not provide the holders thereof any economic, voting, or other control rights over the other shareholders of the Company.

As of completion of the Subsidiary Acquisition, an aggregate of 9,000,000 shares of our common stock were deemed cancelled. These shares were held by Rebel, acquired through its purchase from Mr. David Estus, our former officer and director on June 9, 2016.

Following the Subsidiary Acquisition, as of the date of this Current Report on Form 8-K, there were approximately 23,421,000 shares of our common stock issued and outstanding. Pre-Subsidiary Acquisition stockholders hold 6,000,000 shares of our common stock (held by some former Rebel shareholders who acquired these shares in private transactions) and former Rebel shareholders hold 17,421,000 shares of our common stock directly or 74.4% of our issued and outstanding equity. The Company has common stock equivalents of approximately 4,515,000 outstanding. This consists of (i) 3,010,000 shares of common stock underlying convertible debentures of $1,505,000, (ii) 1,505,000 three year warrants exercisable at $1.00 per share, (See Current Report on Form 8-K filed September 16, 2016), and (iii) 500,000 five year warrants exercisable at $0.50 per share.

As a result, our pre-Subsidiary Acquisition, stockholders hold approximately 25% of our issued and outstanding shares of Common Stock (which could be decreased to approximately 21% with the exercise and conversion of the common stock equivalents), and the former stockholders of Rebel hold approximately 75% of our issued and outstanding shares of Common Stock (which could be decreased to approximately 62%).

Item 2.01

Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 of this Current Report on Form 8-K regarding the Subsidiary Acquisition is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, we acquired Rebel at the consummation of the Subsidiary Acquisition. Item 2.01(f) of Form 8-K provides that if the Company was a shell company, or other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately prior to the Subsidiary Acquisition, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Subsidiary Acquisition. This is, however, not the case as the Company is not a shell company.

To the extent that the Company might have been considered a shell company immediately prior to the Subsidiary Acquisition, we would have three days to file the information that would be required to be disclosed on Form 10 under the Exchange Act if we were to file such a form. Please note that, unless the context otherwise requires, the information provided in this Current Report on Form 8-K relates to the combined Company after the acquisition of Rebel as a wholly-owned subsidiary.

DESCRIPTION OF BUSINESS

Corporate Summary

American Rebel, Inc. was incorporated on December 15, 2014 in the state of Nevada and is authorized to issue 75,000,000 shares of Common Stock of $0.001 par value.

Rebel is boldly positioning itself as “America’s Patriotic Brand” in a time when national spirit and American values are being rekindled and redefined. Its initial product offerings focus on concealed carry goods and apparel, but the brand will not solely be defined as a manufacturer of concealed carry products, it will more broadly position itself on personal safety and security. Rebel has identified an opportunity in the marketplace to provide innovative and needed items the public is searching for. Additionally, CEO and founder Charles A. “Andy” Ross, Jr. believes that American Rebel – America’s Patriotic Brand can potentially offer many goods and services beyond concealed carry products; but for the foreseeable future Rebel will concentrate its efforts on imagining, designing, marketing, and selling products designed to keep you, your family, your neighbors, or even a room full of total strangers concealed and safe. “That need is in the forethought of every product we design,” says American Rebel CEO Andy Ross.

The firearms and gun ownership market within the U.S.A continues to grow with no sign of decline. Since 2010, the market for new gun purchases has increased by 60%, and at the end of 2016, it has been estimated that there will be over 400 million guns in the US. Some experts anticipated that the election of Donald Trump would initiate a downturn in gun sales, yet November 25, 2016 set the single day record for the number of background checks conducted by the National Instant Criminal Background Check System (NICS). It is estimated that 27 million guns were sold in 2016, approximately 4 million more than 2015, and twice as many guns as sold in 2009.

Interest in gun ownership and tactical/concealed carry clothing, backpacks and accessories is exploding. A current market leader in the tactical products category has grown its revenue from $80 million in 2007, to $200 million in 2011, to $400 million in 2015. This is a strong heartbeat for gun rights, gun ownership, tactical/concealed-carry products and enhances our opportunity to build the American Rebel brand.

The initial offering introduced at the 2017 NRA show in Atlanta, GA includes four sizes and styles of concealed-carry backpacks with a variety of available colors (20 SKUs), which include the Company’s patent-pending Protection Pocket and two styles of men’s overcoats. Products that will additionally be released through 2017 and 2018 will include additional apparel items, brief cases, travel bags, electronics, and other personal protection items developed by the Company.

The Company will also pursue strategic alliances with other companies for goods and services that supplement or complement the internally developed products. These products may be in the personal protection category, or may be everyday products that embody the reliable, competent and confident spirit of the American Rebel brand.

To maintain quality, low cost of goods, and continuity of inventory American Rebel is pursuing strategic manufacturing alliances, and intends to establish offices and personnel in China and Mexico. Apparel labor costs in Mexico are almost equal to China, and offer quick response with lower transportation costs for smaller production runs.

An early stage company such as American Rebel faces many risks that can impede its execution of its business plan. These risks include:

Undercapitalization: The Company is currently undercapitalized and intends to pursue the additional capital required to execute its business plan. Economic conditions beyond the Company’s control can change investor interest, and competitive entries could impact the probability of success.

Legislative and Government Intervention: The current legislative trends are favorable to the 2ndAmendment and personal protection, but a political movement, public opinion, or an unforeseen event could change the legislative’s stance, and restrict concealed-carry goods, negatively impacting sales. In addition, changes to international trade agreements could impact prices, margins, and continuity of supply.

Personal Protection: The Company’s intended focus on the broader personal protection market could insulate the Company to some degree, or not. In addition, any trade agreements changes would impact most all competitors equally.

Key Man: Andy Ross has an established public personality and is currently instrumental to the Company. American Rebel intends to establish additional “faces” of the company including Rod Ryan, Dede Day, and two other personalities that will complement Andy Ross’s contributions.

Security: As an Internet-based retailer the Company will be subject to the risks all online retailers face. The Company employs third-party services for credit card transactions, and as operations continue the Company will continually harden its online assets and deploy additional layers of protection for its customers, its assets, and its continued operations.

Product Acceptance: Fashion trends, competitive entries, and pricing can negatively impact the brand with little to no warning and with few immediate cures. Focus groups, one-on-one interviews, and test marketing suggest that the product is attractive and sellable, the brand is adaptable, and it represents a brand ego that generates self confidence in its patrons.

ERM: The current staffing and board participation is minimal, as such, until funding is complete there is no formal Enterprise Risk Management process in place.

Additional expertise and processes will be added as funding occurs and key outside board additions have been identified to add competence in governance, compliance, and audit.

American Rebel, Inc. was incorporated on December 15, 2014 in the state of Nevada and is a natural evolution of the vision of its founder and CEO Charles A. “Andy” Ross, Jr. Mr. Ross is a natural entrepreneur having successfully designed and delivered a new line of law enforcement/security products to market during his tenure as CEO of Digital Ally, a company he founded in 2004. Digital Ally successfully accessed the public market as a public company and Digital Ally continues to trade on the NASDAQ stock exchange. Andy’s father, Bud Ross, also brought new and innovative products to market and accessed the public market as founder and CEO of the legendary music equipment company Kustom Electronics and pioneered the television receive only (TVRO) satellite dish industry with Birdview Satellite Communications.

The roots of American Rebel trace back to a song written and recorded by Andy Ross in response to the ongoing gun rights debate. Andy was completing his second CD and the dialog on television and online was suggesting that severe restrictions were needed in the right to bear arms. Andy reached out to his collaborators and wrote the song “Cold Dead Hand.” “Cold Dead Hand” harkens back to the iconic Charlton Heston public appearance where Charlton holds a rifle high over his head and proclaims, “Out of my cold dead hand….” This phrase has been a rallying cry for gun rights supporters ever since; but never has it been incorporated into such an effective song. Andy renamed his second CD Cold Dead Hand and the song was released nationally to country music radio stations. The song received significant airplay and an accompanying video to the song received hundreds of thousands of views. In addition to the country music radio station airplay, many talk radio stations picked up the song and promoted it as a 2nd Amendment anthem. Andy continues to conduct interviews on music and talk radio stations about the song and the gun rights debate.

It was the song “Cold Dead Hand” that inspired Danny “the Count” Koker to reach out to Andy to create the 2nd Amendment Muscle Car for his highly-rated Counting Cars television program on the History Channel. The story behind the creation, building, and presentation of the car to Andy is captured in the episode Rocked and Loaded which originally aired February 25, 2014 and continues to re-air and has appeared as a part of “best of” compilations of the shows episodes. The enduring popularity of the 2nd Amendment Muscle Car was evidenced by the excitement shown by 2017 NRA Convention attendees when they reviewed the car in the American Rebel booth. In fact, the car is so popular that the company is planning several collectible die-cast models of the car.

“Cold Dead Hand” placed Andy Ross directly in the public and political debate over gun rights and the right to bear arms as codified in the 2nd Amendment to the US Constitution. As Andy participated in the debate, he realized there was an market opportunity to provide innovative and effective designs for everyday use items that assisted the desire of customers to be concealed and safe during their normal course of everyday duties. The beginnings of American Rebel were starting to take shape and because Andy Ross’s music plays such an important part in the American Rebel story, it is helpful to trace the beginnings of Andy Ross’s music career.

Andy Ross started Ross Archery in 2005 and soon after started his ground-breaking Maximum Archery television show. Andy set out to make an archery show like no other that would appeal to a younger demographic. The X-Games were popular and Andy felt that archery programs needed to have this type of appeal to reach the younger audience. Andy believed one of the ways he could add value would be to create original music for the show. He had already developed relationships in Nashville and he set out to write and record the opener for the 2009 edition of Maximum Archery. While working the Ross Archery booth at the Iowa Deer Classic in early 2010, Andy was excited to meet fans that had downloaded the opening song to the TV show. Andy contacted the record producer that had produced the recording of opener to Maximum Archery and reported that fans loved his music. The Nashville record producer and Andy decided it was time to write and record an entire CD. Andy’s first CD, You Ain’t Seen Crazy Yet, was released in 2011 and included that opener (“Three Legged Dog”) as well as “You Ain’t Seen Crazy Yet,” “Outlaw Women and Whiskey,” and many others. Andy’s You Ain’t Seen Crazy Yet was popular with Andy’s fan base and a second CD was started in late 2012. The Nashville record producer was Doug Grau. Doug and Andy had met because an artist that Doug had produced was a huge fan of Maximum Archery and the artist, Donnie Davisson of the Davisson Brothers, introduced Andy to Doug and the rest of the Davisson Brothers at a local Nashville bar where Doug and the Davissons were celebrating completing the debut Davisson Brothers Band CD.

Andy’s third CD, Time to Fight, has already launched the hit song “Back on the Backroads,” which features Little Texas. The second single off Time to Fight will be “Playing In The Mud” and will be featured as a theme song for the GNCC Racing Series. Accessing the GNCC fan base is an example of Andy’s music reaching a new target demographic for American Rebel products. Much in the same way “Cold Dead Hand” accessed the large fan base of Counting Cars, “Playing In The Mud” will access the large fan base of GNCC racing and off road and 4-wheeling in general.

After the airing of the Counting Cars episode that featured the building and presenting of the 2nd Amendment Muscle Car to Andy and the accompanying exposure from “Cold Dead Hand,” Andy began to imagine a product that would be perfect for everyday use while keeping the user concealed and safe. Range bags, bags and packs that were designed to carry firearms and ammo to the range, were on the market; but they weren’t versatile enough to satisfy everyday needs. These range bags were just that, range bags. Andy imagined a backpack that had designed areas to carry a laptop or tablet, a phone, sunglasses, files and important papers, chargers for electronics, anything needed in the normal course of the day, and a patent-pending Protection Pocket that could effectively carry most handguns. The patent-pending Protection Pocket utilizes a sandwich method which holds the handgun in place and is accessed by a zipper on either side of the rear bottom of the backpack. If a user of one of Andy’s backpacks needed to get to their firearm, they could rest easy knowing the gun was in place and they could access it easily and quickly.

During the same time period Andy was beginning the design of the concealed carry backpack, Andy was writing a new opener song for his television show. He wanted the television show to expand beyond a show exclusively about archery, to be a show that could feature tactical shooting and personal safety information as well as continue to cover his passion for hunting. He wanted the show to include hunts with firearms in addition to hunts with his bow. Andy wrote and recorded “American Rebel” to be the new opener for his new show and the response to the new song and the new show was extremely positive. As the new show aired and Andy performed “American Rebel” during his musical appearances, a trusted business consultant suggested to Andy that his new company should be called American Rebel. Andy agreed that American Rebel captured the spirit of what his new company was about.

With the features and benefits of the American Rebel backpack identified, Andy set out to create the specific design of the American Rebel Concealed Carry Backpack. A supplier was selected and samples were created and evaluated. These samples were tested, changes were proposed and new samples created and tested. An early prototype of the Double Compartment Backpack was presented at the 2016 NRA National Convention in Louisville, KY. Response to the Double Compartment Backpack was very positive and the information gathered was incorporated into the final designs of the American Rebel Concealed Carry Backpacks. Over the course of 2016 it was determined there would be four sizes of the Concealed Carry Backpack. The Double Compartment Backpack was originally named the Patriot backpack and this Double Compartment Backpack will continue to be a part of the line and eventually be renamed the Freedom Large Double Compartment Profile Concealed Carry Backpack. The -Large Double Compartment Profile Concealed Carry Backpack will have two main compartment areas to carry a laptop or tablet, a phone, sunglasses, files and important papers, chargers for electronics, anything needed in the normal course of the day, and a patent-pending Protection Pocket that could effectively carry most handguns. The patent-pending Protection Pocket utilizes a sandwich method which holds the handgun in place and is accessed by a zipper on either side of the rear bottom of the backpack. If a user of one of Andy’s backpacks needed to get to their firearm, they could rest easy knowing the gun was in place and they could access it easily and quickly.

Data collected during the testing phase revealed an opportunity to include a ballistic panel in a backpack. The Large Freedom Concealed Carry Backpack has a specifically designed pocket for an optional ballistic panel. In addition to the pocket for the optional ballistic panel, the Large Freedom Concealed Carry Backpack also includes areas to carry a laptop or tablet, a phone, sunglasses, files and important papers, chargers for electronics, anything needed in the normal course of the day, and the patent-pending Protection Pocket that could effectively carry most handguns. The patent-pending Protection Pocket utilizes a sandwich method which holds the handgun in place and is accessed by a zipper on either side of the rear bottom of the backpack. If a user of one of Andy’s backpacks needed to get to their firearm, they could rest easy knowing the gun was in place and they could access it easily and quickly. The Freedom Large Profile Backpack is available in six colors, including camo.

The Freedom Medium Profile Concealed Carry Backpack is a unique design targeting consumers carrying today’s more compact electronics, computers, and tablets. Similar to the Large Double Compartment Profile and Large Profile Concealed Carry Backpacks, the Freedom Medium Profile Concealed Carry Backpack is for everyday use while keeping you concealed and safe. The Freedom Medium Profile also has the patent-pending Protection Pocket positioned in a similar fashion to the Large Double Compartment Profile and the Large Profile Backpacks. The Freedom Medium Profile Concealed Carry Backpack is available in five colors, including camo.

The Freedom Small Profile/One Strap Pack takes advantage of the trend for a small one-shoulder pack that is perfect for people not carrying computers and relying on their phone or small tablet for communication. The Small Profile/One Strap Pack is available in six colors and features its own unique way to safely carry a handgun.

The entire line of Concealed Carry Backpacks debuted to rave reviews and brisk sales at the 2017 NRA Convention in Atlanta. In addition to the Concealed Carry Backpacks, American Rebel also debuted two jackets for men – the Defender and the Cartwright. The Defender is a stylish black jacket tailor-made for any setting that enables easy access to your firearm while remaining discreet, keeping you concealed and safe. The Cartwright is a sturdy, rugged canvas coat perfect for outdoor activities and rural America that enables easy access to your firearm while remaining discreet, also keeping you concealed and safe. The Cartwright is available in olive green and tan.

In addition to the products debuted at the 2017 NRA Convention, American Rebel will soon offer two women’s purses and a stylish women’s concealed carry jacket. There is great demand for women’s concealed carry products and American Rebel believes it can present offerings in these categories that improve upon available products functionality and style.

American Rebel’s principal executive office is located at 718 Thompson Lane, Suite 108-199, Nashville, TN 37204, and its telephone number is (913) 940-9919. It also has an office at 10571 Lackman Road, Lenexa, KS 66219. Our website address is www.americanrebel.com. The information on our website is not part of this Current Report on Form 8-K.

Description of Business

Company Overview

American Rebel is boldly positioning itself as America’s Patriotic Brand. The Company has identified the market opportunity to design, manufacture, and market innovative concealed carry products. American Rebel accesses its market uniquely through its positioning as America’s Patriotic Brand and the appeal of its products as well as through the profile and public persona of its founder and CEO Andy Ross. Andy has hosted his own television show for 12 years, has made multiple appearances over the years at trade shows, and is well-known in the archery world as the founder of Ross Archery, which was the world’s fastest growing bow company in 2007 and 2008. Andy has also released 3 CDs, done numerous radio and print interviews, and performed many concerts in front of tens of thousands of people. Andy has the ability to present American Rebel to large numbers of potential customers through the appeal of his music and other supporting appearances. For example, his appearance on the History Channel hit show Counting Cars in February 2014 has been viewed by 2 million people or more. Bringing innovative products that satisfy an existing demand to the market through exciting means is the American Rebel blueprint for success.

Market Overview

The Concealed Carry product market is estimated at over $500 million in annual sales; but American Rebel’s market not only includes current consumers of concealed carry products but also includes anyone that has ever considered concealing and carrying a weapon. To many the Company’s products solve the problem of how to safely and responsibly carry a weapon. If they had our backpack, they would then conceal and carry a gun.

The US firearms and gun ownership market continues to grow with no sign of abatement. Since 2010, the market for new gun purchases has increased by 60%, and by the end of 2016, there will be over 400 million guns in the US. Seventeen days after the election, November 25, 2016 set the single day record for the number of electronic background checks conducted by the NICS. The NICS processed 2,771,159 background checks in December, bringing 2016’s total to 27,538,673, according to FBI data. That dwarfs the firearms check record of 23,141,970 set in 2015

Interest in gun ownership and tactical/concealed carry clothing, backpacks and accessories is exploding. A current market leader in the tactical products category has grown its revenue from $80 million in 2007 to $200 million in 2011 to $400 million in 2015. This all sends a strong signal for gun rights, gun ownership, tactical/concealed carry products, and our American Rebel brand.

The obvious customer base for American Rebel Concealed Carry products would be any customer that conceals a hand gun and any concealed carry permit holders; but we believe the market is much larger than that. Interviews of potential customers have revealed that our customer base would include any person who has thought they might one day want to conceal and carry a firearm and the availability of the American Rebel product will initiate their taking action on their desire to conceal and carry a firearm. These potential customers aren’t comfortable carrying a firearm holstered on their hip and they haven’t been introduced to a product that conceals the firearm properly, allows easy access to the firearm, and also provides everyday value for their daily routine.

2016 Increases in Firearm Sales & Conceal Carry Permits

According to a recent Pew Research Report, a third of all Americans with children under 18 at home have a gun in their household, including 34% of families with children younger than 12. This is nearly identical to the share of childless adults or those with older children who have a firearm at home.

The new research also suggests blacks are only about half as likely as whites to have a firearm in their home (41% vs. 19%). Hispanics are half as likely as whites to have a gun at home (20%).

According to the survey, southerners are just about as likely as those living in the Midwest or the West to have a gun at home (38% vs. 35% and 34%, respectively). Regional differences emerge when race is factored into the analysis. White southerners are significantly more likely to have a gun at home (47%) than whites in other regions. Rural residents and older adults are disproportionately more likely than other Americans to have a gun at home.

Americans who have a gun at home see themselves differently than do other adults. According to the survey, adults in gun-owning households are more likely to think of themselves as an “outdoor person” (68% vs. 51%) or “a typical American” (72% vs. 62%), and to say “honor and duty are my core values” (59% vs. 48%) About six-in-ten gun household members (64%) say they “often feel proud to be American.” In contrast, about half (51%) of other adults say this. Not surprisingly, members of gun-owning households are more than twice as likely to identify themselves as a “hunter, fisher or sportsman” (37% vs. 16%).

Handguns Are the New Personal Security

A new study of gun ownership in the United States notes a shift: Americans are increasingly interested in handguns, the types of small weapons that are easily hidden and used for self-defense, rather than rifles and shotguns used for hunting and shooting sports.

The study, conducted in 2015 by researchers from Harvard and Northeastern, sought to better understand the size and composition of the country’s gun inventory. It found that handguns made up 42 percent of the country’s privately owned firearms, up from 34 percent in 1994.

The survey indicates that a growing number of gun owners cite personal safety as a major incentive for owning a gun. In 1994, 46 percent of respondents chose protection as the primary reason to own a gun. Two decades later, 63 percent of respondents made that selection.

Who owns the handguns?

Academics and others watching the gun industry cite a number of reasons for the shift to handguns. A 24-hour news cycle has made the world feel more dangerous. A declining rural population and waning interest in hunting have pushed gun companies to look for new customers. Industry groups have heavily marketed the idea of concealed carry and personal protection

A new study commissioned by the National Shooting Sports Foundation reports women owning guns the fastest growing segment. The most commonly owned firearm by women in the study is a semiautomatic pistol, with 56 percent of women reporting they owned at least one. Women say their purchases are mainly influenced by Fit, Quality and Practicality.

Women purchasing a gun in the last 12 months spent on average $870 on firearms and more than $400 on accessories. More than 42 percent of women have a concealed carry permit for their state of residence. Placing a premium on safety, women say the single most important reason why they decided to purchase or own a firearm is protection—both personal and home protection.

Concealed Carry Permit Trends

Current estimates show the number of individuals in possession of concealed carry permits to be around 15 million. According to Dr. John R. Lott, president of the Crime Prevention Research Center, this shows a 215% increase since 2007.

Dr. Lott has found that the states of Texas, Florida, and Pennsylvania each have over one million residents that legally carry. Overall, totals show over six percent of the U.S. adult population are concealed carry permit holders. In ten other states, over 10% of adults have concealed carry permits.

Analyzing this increase in carry permits, Dr. Lott points out that 15 million is a low estimate, as this figure does not fully encompass the numbers of those that legally carry firearms. This is because 12 states have now adopted laws that allow residents to legally carry concealed weapons without permits. These “permit less” carry states, including Missouri, West Virginia, Idaho, and Mississippi, tend to have lower numbers of carry permits issued annually, despite the fact that many more residents legally carry thanks to their “Constitutional Carry” laws.

As the numbers of permit holders and gun owners have rapidly increased in recent years, the majority of these increases were seen among women and minorities. The number of women obtaining carry permits since 2007 has grown at double the rate of men seeking carry permits. Further, according to the Crime Prevention Research Center, evidence suggests that the increases in permit holding have been more rapid among minority groups.

The Rise Of The 'Concealed-Carry Lifestyle'

The "concealed-carry lifestyle" refers to a set of products and a set of ideas around the decision to carry a gun everywhere you go.

The concealed-carry movement is central to the gun-rights platform of organizations like the National Rifle Association. "The idea that you should be allowed, legally and constitutionally, to carry a gun almost anywhere ... is actually sort of the heart of what the gun rights movement believes is the future."

Over the last 30 years a deep change has happened in American law and in American habit where state by state, places that once prohibited or strictly controlled the ability to carry a gun in everyday life have systematically relaxed those rules to the point that concealed carry is now legal in all 50 states.

General Backpack Industry Trends

The backpack is back. Sales of backpacks grew 9% in the past 12 months to $1.6 billion, according to data collected for Yahoo Finance by the consumer tracking service NPD Group. Sales of backpacks for use by adults (ages 18 and up) grew even more – 16% – and it was adult purchases that accounted for 69% of the overall market. In other words: the adult backpack is very hot right now.

The category is so popular that in 2014, backpack sales growth (up 18% that year among adult men and adult women) kept the $12 billion US bag market steady in a year when women’s handbags, the largest category, declined. In the face of the purse drop, backpacks gained popularity among women that year, and are still gaining.

This kind of market upswing creates new room for small, scrappy entrants. And indeed, smaller backpack players are carving out strong corners of an industry in which one giant, VF Corporation (VFC), enjoys more than 50% market share thanks to owning Timberland, The North Face, and Eastpak.

Fashion and function must come together to appeal to today’s always on-the-go consumer,” said Marshal Cohen, chief industry analyst, The NPD Group, Inc. “Male or female, consumers are carrying a lot of things around with them, and want a bag that looks good while also meeting their multifunctional needs.”

Bags worn by men accounted for $2.3 billion in sales in 2014, nearly one quarter of total industry results. Last year’s double-digit unit and dollar sales increases clearly make the men’s segment the one to watch in 2015. Men are purchasing more bags than ever before, and wearing bags of all types.

“The bag industry has an opportunity to continue to capture and keep the attention of male and female consumers alike by emphasizing designs that accommodate their lifestyles in both form and function,” added Cohen.

Consumer Needs Based Segments

One size does not fit all. Gun owners are not the same

This consumer segmentation analysis identifies the uniquely distinct parts, or segments, of the market. In a needs-based segmentation, each segment shares a common set of motivations for wanting to buy a product and their preferred styles or features. It is not based on what the customer looks like or how they use their firearms. By understanding why consumers decide to buy a firearm, and the reasons why they selected specific firearm, we can improve our accessory products and customer interactions. For example, some consumers want premium quality and unquestionable precision – price is no object. Other consumers desire everyday functionality and acceptable workmanship all at a good value.

Based on a survey by National Shooting Sports Foundation of more than 6,000 U.S. households combined with extensive statistical analysis from Southwick Associates, this consumer segmentation data of the U.S. firearms market provides important insights which move beyond demographics and get into what really motivates people.

The largest segment, the Protector is typically a family-oriented professional with slightly above average income. They do not describe themselves as outdoorsy, but strongly define themselves as protective of their families and home and know what they want in a firearm when they visit the retailer.

Top Motivators
Protection
Develop Proficiency
To own before sales are restricted

Purchase Drivers Specific styles/features

Guardian Gary is another distinctly different protection-oriented segment. This all-male segment is a slightly older buyer who is more likely to define himself as tech savvy, analytical and old-fashioned. He is not a hunter but enjoys the outdoors. Personal protection away-from-home is a lesser concern than keeping the home front safe. Not interested in recreational shooting.

Top Motivators
Protection
Develop proficiency
To own before sales are restricted

Purchase Drivers
Price
Versatility

An all-female segment, Debbie Defense is interested in personal protection, at- and away from- home. Young and more ethnically diverse, she enjoys the outdoors. Debbie Defense wants conceal-ability and light weight in a firearm, but is not set on specific product features or brands when she starts shopping for firearms. Recreational shooting is of little interest.

Top Motivators
Protection
Develop proficiency
To own before sales are restricted

Purchase Drivers
Conceal-ability Easy to handle Weight Quality Reliability

Suburban with modest incomes, the Skills Builder is not outdoorsy and is the youngest of all segments. With higher rates of female and minority participation, this segment does not own many firearms but wants to be proficient with the firearms they own. Conceal-ability and low weight reflect their interest in personal protection.

Top Motivators
Protection
To become proficient in its use

Purchase Drivers
Conceal-ability
Easy to Handle
Weight Recommended
Innovative Used by pros

As the name implies, the Hunter owns firearms for the purpose of hunting. One of the older and most rural segments, the Hunter is not concerned about conceal-ability, but seeks quality while remaining price sensitive.

Top Motivators
Hunting
Protection
Develop shooting skills

Purchase Drivers
Price
Versatility
Quality
Reliability
Accuracy
Fit and feel

Diverse in its rural versus suburban spread, the Social Shooter is interested in firearms as a way to spend time with friends. Price is a concern, and versatility is desired in a firearm. After the Hunter segment, this group is more likely to purchase a long gun than other segments.

Top Motivators
Recreational shooting/fun
Protection
Develop shooting skills

Purchase Drivers
Price
Versatility

Not necessarily looking for rare or antique firearms, this mostly-male Collector segment wants to possess different types of firearms. Slightly older and wealthier than the other segments, they hunt and shoot, but are not avid participants. Price and versatility are not a concern.

Top Motivators
Protection
Add to their firearms collection

Purchase Drivers
Specialized: Specific styles and features

Urban Recruits have lower income, are price conscious and seek versatility in their firearm purchases. Largely urban and suburban, these relatively new owners have the highest proportion of minorities (25%), low rates of target shooting participation, and the highest rates of law enforcement and military background.

Top Motivators
Protection
Job or work purposes
To finally own a firearm

Purchase Drivers
Conceal-ability Easy to handle, Weight Specialized: Specific styles & features Recommended Innovative Used by pros

Playing Field for the U.S. Firearms Market

Needs- based consumer segmentation reveals the ‘playing field’, mapping each distinct consumer segment based on their critical needs. The playing field below (graphically presenting U.S. firearms consumers since 2000) shows how big each segment is relative to each other, and which ones are more value sensitive (Hunter, Social Shooter and Guardian Gary), and which ones enter the market knowing the specific features they want in their next purchase (Collector, Protector and Urban Recruits). Consumer segmentation is based on peoples’ most recent purchases.

Their needs and motivations can vary from purchase to purchase. For example, not everyone who hunts belongs to the Hunter segment. But, if their most recent purchase was to satisfy a home protection need, that hunter could fall into the Guardian Gary segment. Consumer segmentation is best interpreted as reflecting the overall mix of consumers’ motivations and needs as they exist today, and not as a permanent classification for each individual consumer.

Consumer segmentation brings clarity to a complex market, and provides validated insight to our new business opportunity, develops a tighter bond with our consumers, increases our brand loyalty and develops longer lifetime value.

Competition

Current Alternatives

American Rebel competes with other concealed carry products as well as products that don’t offer concealed carry capabilities. For example any backpack manufacturer competes with American Rebel Concealed Carry Backpacks and American Rebel needs to differentiate its products and clearly present the features and benefits of its backpacks.

The market is dominated by 5.11 Tactical with the remaining companies competing for the rest of a growing market.

5.11 Tactical has recently shifted its focus to big box retailers such as BassPro, Cabella’s, and Academy Sporting Goods. The smaller companies compete for space in the mom & pop retail spaces and also sell direct to consumer. American Rebel will utilize the direct to consumer path of distribution.

5.11 Tactical is very successful and the other smaller companies share varying degrees of success. The Company believes that it will be ultimately successful developing its direct to consumer model to stay in closer contact with its customers to develop America’s Patriotic Brand.

5.11 Tactical was purchased for $400 million in 2016 by Compass Diversified Holdings (NYSE: CODI). 5.11 will continue to operate independently post-merger and maintain their headquarters in Irvine and Modesto, CA and operate international sales offices in Sweden, Mexico, Australia, China, and UAE. 5.11 Tactical is estimated to have an over 40% share of the concealed carry market. Interestingly, 5.11 describes themselves as “a leading designer and marketer of purpose-built tactical apparel and gear serving a wide range of global customers including law enforcement, military special operations and firefighters, as well as outdoor enthusiasts.” 5.11’s initial product was rock climbing pants which they discovered were popular with members of law enforcement which led 5.11 to design products specifically for law enforcement and grow their business.

5.11 Tactical Rush 12 Back Pack $129.99

The RUSH12™ Backpack is a high performance multipurpose bag that fills multiple roles, from a tactical assault pack to a hunting backpack to an emergency go-bag. 16 total compartments provide a wide range of storage options, each one sized for a specific use.

Maxpedition® is the brainchild of founder and CEO Tim Tang, who in 2003 dropped out of medical school to start his own company in his parent's garage. Ten years (and several progressively larger warehouses) later, Maxpedition is now thriving in its own Los Angeles-based corporate and distribution compound

Innovative from the start, Maxpedition gained a competitive edge in its early years by creating bags and packs with superior durability and ergonomics, such as the Versipack® and Gearslinger® series. The first customers were military operators and law enforcement officers, but the civilian and concealed carry markets quickly caught on, selecting Maxpedition® as their preferred EDC (Every Day Carry).

Maxpedition Condor-II Backpack $169.00

The popular CONDOR-II Backpack has a medium-sized design, but its surprisingly spacious interior can accommodate over 1350 cubic inches of gear and a 100oz/3L hydration reservoir with b-directional tube port (not included). However, what really makes the Condor II unique is that it's designed with more exterior PALS webbing than any Maxpedition backpack available.

Rothco is a foremost supplier of military, tactical, survival and outdoor products. Founded in 1953, Rothco, a family-owned business run by Milton Somberg and Howard Somberg, has provided the military clothing and outdoor retailer with top quality merchandise and the finest service anywhere for over 60 years.

Today Rothco serves over 10,000 dealers globally. While Rothco's heritage is rooted in authentic military apparel and gear serving Army Navy dealers around the world; Rothco also serves the Tactical, Public Safety, Survival & Preparedness, Outdoor & Camping, Government Suppliers, Uniform & Work Wear, Promotions & Advertising, MilSim, Screen Printing & Embroidery, Gift & Hobby markets.

Rothco Global Assault Pack $134.99

Rothco's Global Assault Pack Features, Extra Large Compartments, Ideal For Carrying All Your Tactical Gear. This Tactical Pack Has a Main Zippered Compartment With 2 Interior Zippered Mesh Pockets, 1 Interior Open Top Pocket With 3 Quick Release Cinch Straps, One Large Zippered Front Pouch With 2 Mesh Pockets & 5” X 5” Hook & Loop For Concealed Carry Holster Attachment, 2 Removable Side Zipper Pouches With Quick Release Buckles And Interior Pockets.

Our Advantages

The American Rebel Concealed Carry patent-pending Protection Pocket is an innovative advantage over the competition. The patent-pending Protection Pocket utilizes a sandwich concept to hold the firearm in place and positioned properly for quick and effective access. American Rebel Concealed Carry products are designed for everyday use while keeping you concealed and safe. American Rebel Concealed Carry products enable easy access to your firearm while remaining discreet.

The key selling feature is innovation, style, and brand. Currently, innovation is the key selling feature as American Rebel enjoys a first-to-market status with its current assortment of Concealed Carry Backpacks.

Product innovations and first-to-market status currently insulate the Company from competitor’s influence. Changes in competition may influence pricing policies in the future.

American Rebel has applied for patent protection on several items of its products, including the patent-pending Protection Pocket. The Company believes it is an early adopter of providing SmartPack Bluetooth connectivity capabilities to its product lines. The SmartPack technology links the backpack with a SmartPhone app to provided added benefits. SmartPack technology will be offered as an optional feature within the next year.

Sales aren’t concentrated in a few customers as the company sells its products direct to the end consumer as opposed to selling wholesale to large distributors and retailers. Selling direct to consumer alleviates the potential problem of the Company being exposed to a high concentration of sales in a few customers. Large distributors or retailers do not have leverage over American Rebel since American Rebel sells direct to its customers.

Market Opportunity

The Company believes it has identified an unmet need – Customers aren’t comfortable carrying a firearm holstered on their hip and they haven’t been introduced to a product that conceals the firearm properly, allows easy access to the firearm, and provides everyday value and utility for their daily routine. In addition, many potential customers would be interested in carrying a concealed firearm if they knew about a product that conceals the firearm properly, allows easy access to the firearm, and was their primary backpack for everyday use. These potential customers need to know the availability of our product and the steps they need to take to protect themselves, their family, their neighbors, or even a room full of total strangers.

The American Rebel Concealed Carry product line’s key selling feature is innovation, style, and brand. Its patent-pending Protection Pocket is an innovative advantage over the competition. American Rebel enjoys a first-to-market status with its current assortment of Concealed Carry Backpacks designed for everyday use. Product innovations and first-to-market status currently insulate the Company from competitors’ influence. The Company believes contact with its customers through its direct sales initiatives, its social media, and its profile at consumer trade shows will increase the relevancy of American Rebel products in the lives of its customers. Contact with its customers will also provide an excellent source of information for product performance and improvement and innovation.

Market Strategy

The American Rebel brand strategy includes multiple pathways to success, all of which focus back to the Company’s core mission of providing innovative products and promoting responsible gun ownership while celebrating “The American Rebel Spirit” in all of us.

Superior designs, proprietary technology, and a unique marketing approach put American Rebel in a position to dominate the rapidly growing tactical/concealed carry market. American Rebel strongly supports the 2nd Amendment, and conveys a sense of responsibility to teach and preach good common practices of gun ownership. American Rebel products are designed to keep people safe, keep them aware, and give them the tools to defend and protect. “There’s a growing need to know how to protect yourself, your family, your neighbors or even a room full of total strangers,” says American Rebel’s CEO Andy Ross. “That need is in the forethought of every product we design.”

American Rebel directly benefits from the awareness and persona that founder Andy Ross has cultivated his entire life. His outdoors man and adventurer status will serve the brand well as it addresses the customer through television, radio, and data-driven digital marketing initiatives. In addition, Andy has assembled a brand development team to guide the Company in its infancy. The team members are all tenured in their respective fields, and in total bring hundreds of years of experience to the brand and the Company.

American Rebel Concealed Carry products were designed due to the popularity of Andy Ross’s song “Cold Dead Hand” and Andy’s music continues to be an important part of American Rebel’s marketing and its connection with its customers. American Rebel utilizes social media to put its products in front of its customers and Andy’s music and television persona provide organic content to keep our social media “fans” and “followers” engaged.

American Rebel has applied for patent protection on several items of its products, including the patent-pending Protection Pocket. Product innovations and first-to-market status currently insulate the Company from competitor’s influence. Potential customers aren’t comfortable carrying a firearm holstered on their hip and they haven’t been introduced to a product that conceals the firearm properly, allows easy access to the firearm, and also provides everyday value for their daily routine.

Product and Technology

The American Rebel patent-pending Protection Pocket utilizes a sandwich concept to hold the firearm in place and positioned properly for quick and effective access. American Rebel Concealed Carry products are designed for everyday use while keeping you concealed and safe. In addition to the patent-pending Protection Pocket, American Rebel Concealed Carry Backpacks employ the finest materials available – Ripstop water-resistance fabric, YKK zippers and branded pull tabs, UTX branded clips. Practical design provides properly sized pockets for laptops and tablets, felt-lined pocket for sunglasses, compartments for cell phones, chargers, water bottles, and other daily needed accessories. American Rebel Concealed Carry Backpacks also contain a protected area for extra magazines and ammunition.

American Rebel will introduce its SmartPack technology within the next year which links the backpack with a SmartPhone app to provided added benefits. The added benefits of the SmartPhone app include notification when approaching airports and federal buildings. It would be easy to assume someone forgetting their handgun in their carry-on luggage and then going through security would be a rare occurrence, but 2012 TSA data show over 1,500 guns were revealed by TSA screener which was an increase from 1,300 the year before. 65 guns, of which 54 were loaded were found during one week in May 2013. Some of the patterns leading to a handgun being forgotten in a carry-on include:

•

A person who regularly carries a handgun in the glove box of their car taking their car in for repairs and removing the handgun and placing it in their backpack, then forgetting to return the handgun to the glove box after picking up the car and then flying in the next few days.

•

A person who regularly keeps their handgun on their nightstand at home, but they move the handgun to their briefcase when visited by relatives and they forget to return the handgun to its regular position when the relatives leave and then the person travels without going through their briefcase or backpack.

•

Someone packs the bags for the person flying and the person packing the bags assumes the person flying will stow the handgun when they get to the airport, but the person flying assumes the bag has been packed without the handgun.

•

A backpack has a discreet, almost hidden compartment for a handgun and the person carrying the bag doesn’t remember to check the compartment. American Rebel’s patent-pending Protection Pocket is a discreet, almost hidden compartment and the Protection Pocket is so effective at carrying the handgun the person carrying the backpack needs to be reminded to remove or stow the firearm before passing through security at an airport.

The American Rebel Concealed Carry Phone App will also notify the user if they forget their backpack or accidently leave it behind. An American Rebel Concealed Carry Backpack customer using the optional American Rebel Concealed Carry Phone App will be notified on their phone if they leave their backpack behind under the table at the restaurant where they were dining and in an office building where they were attending a meeting or if someone picks up their backpack by accident. The American Rebel Concealed Carry Phone App will also be able to determine if a firearm is stowed in the backpack or if the firearm is being removed from the backpack.

Tracking technology, such as the Tile Mate and other chip options, are fairly common today; but the American Rebel added benefits combined with the patent-pending Protection Pocket and everyday use utility provide a competitive advantage over the competition. Of course, there are many backpacks on the market, but they don’t have the patent-pending Protection Pocket. There are many tactical and range bags on the market, but they don’t provide the functionality for everyday use. Many of the tactical bags on the market have a military look and feel and a need exists for a backpack that appears to be a typical backpack with additional concealed carry features that are discreet.

Future Markets

American Rebel Concealed Carry Backpacks are designed for everyday use and the popularity of backpacks today make the American Rebel Concealed Carry Backpack an easy choice for most prospective customers interested in a backpack for everyday use that offers added features and benefits to keep them concealed and safe. For prospective customers interested in a traditional briefcase or computer bag, American Rebel will soon have a solution. The American Rebel Constitution line of products will include jackets, backpacks, brief cases and carry bags that provide concealed carry capabilities targeting business professionals and entrepreneurs in both a business and business casual setting. The Constitution line will feature traditional business stylings in appearance while providing the innovative American Rebel features and benefits that keep the user concealed and safe. The Constitution line will also offer Smart capabilities that have an added benefit to strictly assuring your handgun stays under your control. The SmartPhone App can be an application to assure the user that their possessions, such as laptops and files, stay under their control. Identity and personal data breaches are multi-million dollar problems in the business world and the SmartPack provides a solution to secure personal data and valuables stay with its responsible owner. The American Rebel SmartPack incorporates our proprietary SmartPhone app, our American Rebel cloud application and a Bluetooth device.

American Rebel is currently developing a tactical line of products to offer to customers in search of a range bag or a duffel bag as well as a backpack with a more combat appearance. Our product consultant, endorser, and trainer Rod Ryan is utilizing his 30+ years of experience in the military and law enforcement as well as his years as CEO of Storm Mountain, one of the top tactical training centers in the world. Rod is applying his years of experience to create a line of products that will combine many features of our Concealed Carry line with specific needs and features required by a customer looking for a great tactical product.

Intellectual Property

American Rebel has applied for patent protection for many of its proprietary features, including its patent-pending Protection Pocket and SmartPhone app. Company CEO Andy Ross has experience with intellectual property and values the protection and value IP can provide a company. We have and generally plan to continue to enter into non-disclosure, confidentially and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we intend to also generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers and others to attempt to limit access to, use and disclosure of our proprietary information. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

We also may from time to time rely on other intellectual property developed or acquired, including patents, technical innovations, laws of unfair competition and various other licensing agreements to provide our future growth and to build our competitive position. However, we can give no assurance that competitors will not infringe on our patent or other rights or otherwise create similar or non-infringing competing products that are technically patentable in their own right.

Research and Development

Our research and development programs are generally pursued by engineers and scientists employed by us or hired as consultants or through partnerships with industry leaders in manufacturing and design and researchers and academia. We are also working with subcontractors in developing specific components of our technologies. The primary objective of our research and development program is to advance the development of our existing and proposed products, to enhance the commercial value of such products.

Government Regulation

General

The right to bear arms is stated as the Second Amendment to the US Constitution and the trend of current laws and regulations is to reduce the burden on citizens desiring to bear arms. In spite of years of journalistic and public attention and debate, the United States has instituted few substantive changes in firearms policy over the past century. Opponents to increased gun control diluted a brief push by the Roosevelt administration in the 1930s and resulted in two minimalist federal statutes. A second effort to limit citizen’s access to firearms in the wake of the assassinations of John and Robert Kennedy and Martin Luther King produced the Gun Control Act of 1968, which largely remains the primary federal law. This modest control effort was subsequently diluted by the Firearms Owners Protection Act of 1986. The Clinton administration passed the Brady Act, requiring background checks on purchases from licensed firearms dealers, and a law directed at “assault weapons,” which sunset after ten years. For the past two decades, policy activity has shifted to the state legislatures and the courts, where concealed carry laws have granted more access to firearms and the Second Amendment has been recognized as an individual and fundamental right. Entrenched opposition to gun control in Congress and state legislatures, well-organized institutional opposition, and constitutional constraints have limited the risk of increased gun restrictions for the foreseeable future. It is important to note, though, that public sentiment is subject to change and voters could demand greater restrictions on access to firearms and influence Congress and state legislatures to enact tougher gun access legislation; but that is not the current mood or trend.

In addition to the above, the only regulations we encounter are the regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We could also encounter in the future industry-specific government regulations that would govern our products. It is highly unlikely but there is a remote chance that it may become the case that regulatory approvals will be required for the design and manufacture of our products and proposed products.

Foreign Regulation and Markets

The right to bear arms as stated in the Second Amendment to the US Constitution is uniquely American and American Rebel is uniquely “American,” especially considering the benefit of the concealed carry characteristics of our products. That being said, the Company has been approached by an exporter who believes because American Rebel products are uniquely “American” that they may have a receptive audience in Asia. The Company is not anticipating any revenue from foreign markets but will explore any proposals to partner with any companies specializing in foreign markets. If any substantive opportunities develop, American Rebel will address any foreign regulations that require the Company’s adherence.

Quality Management System

As the Company grows, we may also need to establish a suitable and effective quality management system, which establishes controlled processes for our product design, manufacturing, and distribution. We have a consultant with access to our current manufacturing facilities and the Company currently enjoys an excellent relationship with our manufacturing sources. Our products are not limited to a single source and the Company has access to a vast network of potential manufacturers.

Employees

The Company currently utilizes consultants and individual contractors to advance its business objectives and intends to hire full-time employees to oversee day-to-day operations of the Company and with the consultants, support management, engineering, manufacturing, and administration. The Company has no unionized employees.

Based on funding ability, the Company currently plans to hire 5 to 10 additional full-time employees within the next 12 months, whose principal responsibilities will be the support of our sales, marketing, research and development, and operational activities.

We consider relations with our consultants and contractors to be satisfactory.

Legal Matters

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

Description of Property

American Rebel’s principal executive office is located at 718 Thompson Lane, Suite 108-199, Nashville, TN 37204, and its telephone number is (913) 940-9919. It also leases office space at 10571 Lackman Road, Lenexa, KS 66219. The Company plans to build a video production facility near Nashville to support the media creation necessary to promote its products to its potential customers. The Company believes these facilities are adequate for our needs, including providing the space and infrastructure to accommodate our development work based on our current operating plan.

Board of Directors

Currently our Board of Directors consists of one person, Mr. Charles A. Ross, Jr., our president and CEO. Mr. Ross has not received any compensation for being on our board. Mr. Ross may be compensated for his time and efforts made on behalf of the Company; however, no specific agreement is in place at this time.

Advisory Board Members

The Advisory Board of the Company currently has no members. Each of our advisory board members, will have exceptional background in the industry and most likely become a highly valued member of the Company’s team. No compensation has been determined for advisory board members.

Recently Issued Accounting Pronouncements

The Company evaluated recent accounting pronouncements through September 30, 2016 and believes there are none that have a material effect on the Company’s financial statements except for the following.

In June of 2014 FASB issued Accounting Standards Update (“ASU”) 2014-10, “Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company adopted the provisions of ASU 2014-10 for the period ending September 30, 2016. The adoption of ASU 2014-10 did not have an impact on our results of operations, financial condition or cash flow.

In August, 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern are disclosed in Note 2 below.

In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of Effective Date. In 2014 FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provided a framework for addressing revenue recognition issues and replaces almost all existing revenue recognition guidance in current U.S. GAAP. The core principle of ASU 2014-09 is for companies to recognize revenue for the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also resulted in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively, and improve guidance for multiple-element arrangements. The amendments in ASU 2015-14 defer the effective date of the new revenue recognition guidance to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted to the original effective date (December 15, 2016), including interim periods within that reporting period. Management is evaluating the future impact of this guidance on the Company’s financial statements and notes thereto.

In August 2015, FASB issued ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements. The Company previously reported that in April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The amendments in ASU 2015-15 address the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements such that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. ASU 2015-15 and ASU 2015-03 are effective for financial statements of public business entities issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The adoption of this guidance is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations: Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this ASU require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined; calculated as if the accounting had been completed at the acquisition date. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU should be applied prospectively with earlier application permitted for financial statements that have not been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Amendments clarifying guidance in Topic 205, Risks and Uncertainties, are applicable to entities that have not commenced planned principal operations, which we have commenced recently.

Risk Factors

The following risk factors should be considered in connection with an evaluation of our business:

In addition to other information in this Report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if and when a trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

OUR SECURITIES INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING ALL EXHIBITS, AND CAREFULLY CONSIDER, AMONG OTHER FACTORS THE FOLLOWING RISK FACTORS.

Risks Related to the Business

1.

American Rebel has limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

American Rebel is an early stage company and virtually no financial resources currently available to it. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2016 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. We will be required to seek additional financing. Financing sought may be in the form of equity or debt from sources yet to be identified. We will seek additional financing to further pursue and execute on our business steps. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

Our current resources and source of working capital funds, primarily consists of loans from related parties who are shareholders or business associates of our President and CEO. These sources we believe to be sufficient to keep our business operations functioning for the next three to nine months. We do not have a formal agreement with our founder and CEO, nor with the related parties to fund the Company’s working capital needs. We have not generated significant revenues from our business, and our expenses will continue to be accrued or deferred until sufficient financing is obtained. Financing may be obtained from our founder or others who are familiar with us and our founder and loan us the necessary funds to pay for these expenses. We have received interest-free short term loans and deferred the payment of services for third party vendors to fund our operations. No assurances can be given that we will be able to continue to receive funds from these sources or continue our operations beyond a month-to-month basis.

2.

American Rebel is and will continue to be completely dependent on the services of our president, and CEO, Charles A. Ross, Jr., the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Ross, our CEO. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason, or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find personnel, it is uncertain whether we could find someone who could develop and execute our business along the lines described in this report. We will fail without the services of Mr. Ross or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Ross naming the Company as the beneficiary when and if we obtain the necessary resources to do so and he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such key-man life insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel or independent contractors to further our business efforts.

3.

Because we have recently commenced business operations, we face a high risk of business failure.

We were formed on December 15, 2014. Most of our efforts to date have been related to executing our business plan and commencing business operations. Through March 31, 2017 we have had limited revenues. We face a high risk of business failure. The likelihood of success must be considered in light of its expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of our intended products or services will occur or be significant enough or that we will be able to sell at a profit, if at all. Future revenues or profits, if any, will depend on many factors, including, but not limited to, initial (and continued) market acceptance of our products or services and the successful implementation of the planned strategy.

The Company has not yet acquired or fully developed products or services that have proven materially saleable in the marketplace. We may not be able to fully develop any product or service in the future because of a lack of funds or financing to do so. In order for us to fully develop or acquire any product or service, we must be able to secure the necessary financing. The cost to develop our products or services as currently outlined may very well be significant. We have no committed source of funds to undertake the business strategy as outlined.. If we are unable to obtain adequate funding or financing, the Company faces the likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing for our growth.

The Company’s future profitability, if any, could be materially and adversely impacted if our products or services were to experience poor operating results. Our ability to achieve profitability will be dependent on the ability of our future products or services to generate sufficient operating cash flow to fund future growth or acquisitions. There can be no assurance that our future results of operations will be profitable or that our strategy will be successful or even begin to generate any revenues.

4.

We may not have or ever have the resources or ability to implement and manage our growth strategy.

Although the Company expects to experience growth based on the ability to implement and execute its business strategy, significant operations may never occur because the business plan may never be fully implemented because of the lack of funds in order to do so. If the Company’s growth strategy is implemented, of which no assurances can be provided, a significant strain on management, operating systems or financial resources may be imposed. Failure by the Company’s management to manage this expected growth, if it occurs, or unexpected difficulties are encountered during this growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable revenue generating products or service lines (if we are able to establish any product or service lines at all) will depend upon a number of factors, including: (i) identifying appropriate and satisfactory sales channels; (ii) generating sufficient funds from our then-existing operations or obtaining third-party financing or additional capital to develop new product or service lines; (iii) the Company’s management team and our financial and accounting controls; and (iv) staffing, training and retention of skilled personnel, if any at all. These factors most likely will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing businesses. Moreover, potential products or services that may meet the Company’s focus and other criteria for developing new products or services, if we are able to develop or acquire at all, are believed to be severely limited. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

5.

We may not be successful in hiring personnel because of the competitive market for qualified people.

The Company's future success depends largely on its ability to attract, hire, train and retain highly qualified personnel to provide the Company's services. Competition for such personnel may be intense. There can be no assurance that the Company will be successful in attracting and retaining the specific personnel it requires to conduct and expand its operations successfully or to differentiate itself from its competitors. The Company's results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified personnel.

6.

Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our CEO, Mr. Ross, for a majority of its business leads.. We currently have no contracts or agreements in place with any outside sales representatives or business professionals (industry consultants). No assurances can be given that using independent outside sales reps will result in any meaningful numbers of sales leads or referrals.

7.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company's future or projected quarterly operating results may vary and reduced levels of earnings or continued losses may be experienced in one or more quarters. Fluctuations in the Company's quarterly operating results could result from a variety of factors, including changes in the levels of revenues, the size and timing of orders, changes in the mix of future products, the timing of new offerings by the Company or its competitors, new office openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced products or services offered by the Company or its competitors, changes in operating expenses, availability of qualified personnel, disruption in sources of related product and services, the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. The Company's expenses we believe will be based upon, in part, on its expectation as to future or projected revenues. If revenue levels are below expectations, operating results are likely to be adversely affected.

Because of these fluctuations and uncertainties, our future operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock could be materially adversely affected.

8.

There are significant potential conflicts of interest.

Our personnel will be required to commit substantial time to our affairs and, accordingly, these individual(s) (particularly our CEO) may have a conflict of interest in allocating management time among business activities. In the course of other business activities, certain key personnel (particularly our CEO) may become aware of business opportunities which may be appropriate for presentation to us, as well as other businesses with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented to. We cannot provide any assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

9.

We will need to establish additional relationships with developers and consultants to fully develop and market our company and its intended products or services.

We do not possess all of the resources necessary to develop our products or services on a mass scale. We will need to develop a network of agents and manufacturers that will be able to carry out our intended market penetration, as well as enhance marketing or sales force strategy through appropriate arrangements with local developers and consultants to develop our products and services. If we are not able to enlist the services of third-party vendors, or seek out consultants, our business will suffer.

10.

We are subject to the periodic reporting requirements of Section 15(d) of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated there under. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.0 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.

If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

11.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

12.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be in excess of $100,000 per year and may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization or we decide to opt-out of the “emerging growth company” as defined under the JOBS Act. This exemption is available to us under the JOBS Act or until we have been public for more than five years.

If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

13.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our founder, president, and CEO.

We have only one director who serves as our sole officer. Accordingly, we cannot establish board committees comprised of independent members to oversee such functions as compensation or audit issues. In addition, currently a vote of the board is decided in favor of the chairman (who is our sole officer), which gives him complete control over all corporate issues.

Until we have a larger board of directors that include independent members, if ever, there will be limited oversight of our CEO’s (and founder’s) decisions and activities with little ability for minority shareholders to challenge or reverse such activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to our Common Stock

14.

The Company sold shares without an underwriter.

Shares of common stock were offered on a best-efforts basis. No broker-dealer was retained as an underwriter and no broker-dealer is under any obligation to purchase any shares of common stock. There was no firm commitment to purchase any of the shares. Despite the completion of our recently completed offering, the sale of a small number of shares increases the likelihood that no market will ever develop for our common stock.

15.

Persons who purchased shares of our common stock may lose their money without us being even able to develop a market.

In the event that no market to purchase our common shares is created, it is likely that the entire investment of a purchaser in our common stock would be lost.

16.

The offering price of our common stock was determined arbitrarily.

The offering price was not determined through an independent financial evaluation, market mechanism or by our auditors, and was to a large extent, arbitrary. Our PCAOB-registered public accounting firm did not review management's valuation and, expresses no opinion as to the fairness of the price. As a result, the price of our shares may not reflect the value perceived by the market. There can be no assurance that the common stock is worth the price for which investors paid, therefore, they may lose a portion of, or their entire, investment in our common stock.

17.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

We do not have any committed sources of financing. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) shares but unissued (76,579,000) shares. In addition, if a trading market ever develops for our common stock, we may attempt to raise additional capital by selling shares, possibly at a deep discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

18.

The interests of shareholders may be hurt because we can issue shares to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

19.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification”.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

20.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this report, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker filed an application with FINRA on our behalf so as to be able to quote our shares on the OTCBB maintained by FINRA. There can be no assurance that even though the market maker’s application accepted by FINRA that a market will be made. We are not permitted to file such application on our own behalf. There can be no assurances as to whether:

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

We have through a broker-dealer and its clearing firm, become eligible through the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares will not be traded (technically the shares can be traded manually between accounts, but this may take many days and is not a realistic option for issuers relying on broker dealers for stock transactions, like all companies on the OTCBB. What this boils down to is while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades if a company’s stock is going to trade with any volume. There are no assurances that even though our shares are DTC-eligible we do not know how long it will take to develop a market for our common stock even with DTC attributes.

Our common stock is unlikely to be followed by any financial analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be provided that an orderly or liquid market will ever develop for our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops will be subject to the penny stock restrictions.

21.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

22.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

23.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

24.

Our board of directors (consisting of one person, our president, and CEO) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

25.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our Board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

26.

We are an “emerging growth company” and cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

27.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Some of these corporate governance measures have been metered by the JOBS Act of 2012.

28.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement we became subject to certain informational requirements of the Exchange Act, as amended and are required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which are immediately available to the public for inspection and copying. During the year that our registration statement became effective (from October 14, 2015 through October 13, 2016), these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. We are required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we are not required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners are not required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

Risks Related to Our Business

29.

The Company has a limited operating history upon which investors can evaluate our future prospects.

The Company has a limited operating history upon which an evaluation of its business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and creating a new line of products. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products, or that although functional and scalable, our products and will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that our competitors have such a significant advantage in brand recognition that our products will not be considered by potential customers; that we are not able to upgrade and enhance our technologies and products to accommodate new features as the market evolves; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because our business is new and our market is rapidly developing. If our forecasts prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenue. As a result, any significant reduction in revenues would immediately and adversely affect our business, financial condition and operating results.

30.

We have had limited revenues since inception, and we cannot predict when we will achieve profitability.

American Rebel has not been profitable and cannot predict when or if we will achieve profitability. We have experienced net losses and have had limited revenues since our inception in December 2014. We do not anticipate generating significant revenues until we successfully develop, commercialize and sell our existing and proposed products, of which we can give no assurance. We are unable to determine when we will generate significant revenues, if any, from the sale of any of such products.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of March 31, 2017, we had an accumulated deficit of $2,644,225.

31.

We may never complete the development of our SmartPack or any of our other proposed products into marketable products.

We do not know when or whether we will successfully complete the development of the SmartPack or any other proposed or contemplated product, for any of our target markets. We continue to seek to improve our technologies before we are able to produce a commercially viable product. Failure to improve on any of our technologies could delay or prevent their successful development for any of our target markets.

Developing any technology into a marketable product is a risky, time consuming and expensive process. You should anticipate that we will encounter setbacks, discrepancies requiring time consuming and costly redesigns and changes and that there is the possibility of outright failure.

32.

We may not meet our product development and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as to dates for achieving development goals. If our products exhibit technical defects or are unable to meet cost or performance goals, our commercialization schedule could be delayed and potential purchasers of our initial commercial products may decline to purchase such products or may opt to pursue alternative products.

We may also experience shortages of raw materials and labor due to manufacturing difficulties. Our manufacturing operations could be disrupted by fire, earthquake or other natural disaster, a labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there were a disruption to manufacturing facilities, we would be unable to manufacture products until we have restored and re-qualified our manufacturing capability or developed alternative manufacturing facilities.

Generally, we have made advances meeting our milestone schedules as our entire Concealed Carry product line was introduced at the 2017 NRA Convention. We can give no assurance that our commercialization schedule will continue to be met as we further develop the SmartPack or any of our other proposed products.

33.

Our Business is dependent on introducing our products to potential customers interested in concealed carry goods and if we fail to properly introduce our products to these potential customers, our revenue could fail to grow and could decrease.

The Company enjoyed rapid acceptance of its brand and products during the 2017 NRA Convention, but a significant risk exists that the Company will be able to reach potential customers through the remainder of the year outside of the NRA Convention. To reach potential customers the Company will employ social media awareness campaigns and remarket the company’s products to potential customers who show any interest in the Company’s goods. There can be no assurance the Company will effectively employ social media awareness campaigns to reach potential customers. The Company will also create video content to educate potential customers about its products. There can be no assurance the Company will be effective at creating effective video content and there can also be no assurance the Company will efficiently reach potential customers.

34.

We are subject to potential governmental regulations relating to access to firearms.

Our products are designed to properly carry a concealed firearm. Federal or state laws and regulations could be adopted to limit our ability to sell our products. Our products may have to be altered or have features removed to obtain compliance with laws and regulations. There can be no assurance that the current trend that limits additional restrictions on access to firearms will continue.

35.

If we are not able to both obtain and maintain adequate levels of investment, it would have a material adverse effect on our business.

A new business selling products requires capital investment to research and develop the new products. Capital investment is required to create awareness of the new business’s products and market the new business’s products. If the Company is unable to obtain and maintain adequate levels of capital investment, the Company will be unable to manufacture its inventory and market its inventory to grow its revenues and establish its brand.

36.

Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involve certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. The Company may not properly anticipate customer applications of our products and our products may fail to survive such unanticipated customer use. If the Company’s products fail to adequately perform to meet the customer’s expectations, the customer may demand refunds or replacements which will negatively affect the Company’s profitability.

37.

We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

The Company’s products support the use and access to firearms and if the Company’s products are ineffective the Company could require protection against potential product liability claims.

38.

We require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

We will require additional funds to further develop our business plan. Based on our current operating plans, we require a minimum of $6 million to fund our planned operations necessary to effectively introduce our brand and products into the market. We can give no assurance that we will be successful in raising any funds. Additionally, if we are unable to generate sufficient revenues from our operating activities, we may need to raise additional funds through equity offerings or otherwise in order to meet our expected future liquidity requirements, including to introduce our other planned products or to pursue new product opportunities. Any such financing that we undertake will likely be dilutive to current stockholders and you.

We intend to continue to make investments to support our business growth, including patent or other intellectual property asset creation. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of its common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

39.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We will need to raise additional funds in the future to fund our working capital needs and to fund further expansion of our business. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

40.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to incur additional research and development expenditures to continue development of our existing proposed products as well as research and development expenditures to develop new products. The products we are developing and may develop in the future may not be successful. In addition, the length of our product and service development cycle may be greater than we originally expected and we may experience delays in product development. If our resulting products and services are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products and services.

41.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued service of Andy Ross, our President and Chief Executive Officer. Although we believe that our relationship with him is positive, there can be no assurance that his services will continue to be available to us in the future. We do not carry key man life insurance policies on Mr. Ross at this time.

42.

The impact of our patent applications may be limited.

There can be no assurance that we will be successful at obtaining patent protection for our features for which we have applied for patent protection. If we are unsuccessful at obtaining patent protection, we may suffer from competitors copying our features that distinguish our products.

43.

We will not be profitable unless we can demonstrate that our products can be manufactured at low prices.

To date, we have manufactured our products in limited volume. As the Company creates demand for its products, our projections require the benefit of volume discounts as we increase the size of our order. We can offer no assurance that either we or our manufacturing partners will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our products. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

Our profitability in part is dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level which will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

44.

Our dependence on a limited number of suppliers may prevent us from delivering our devices on a timely basis.

We currently rely on a limited number of suppliers of our products. If these suppliers became unable to provide products in the volumes needed or at an acceptable price, we would have to identify and qualify acceptable replacements from alternative sources of supply. The process of qualifying suppliers is lengthy. Delays or interruptions in the supply of our requirements could limit or stop our ability to provide sufficient quantities of products on a timely basis, which could have a material adverse effect on our business, financial condition and results of operations.

45.

Our financial results may be affected by tariffs or border adjustment taxes or other import restrictions.

Our current supplier has facilities both in China and Mexico and the imposition of tariffs or border adjustment taxes may affect our financial results. The current political climate is hostile to companies manufacturing goods outside of the US. At the current manufacturing levels, it is impractical to seek manufacturing facilities in the US as US manufacturers are unable to meet or even approach the cost of manufacturing small quantities of custom made goods. American Rebel is searching for a US based manufacturer that can produce its goods once higher quantity orders are required by product demand.

Risks Related to Our Industry

46.

The industry in which we operate is competitive, price sensitive and subject to risks of governmental regulations or laws. If our competitors are better able to develop and market products that are more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The concealed carry and tactical goods industry is characterized by intense competition. We will face competition on the basis of product features, price, services, apparent value, and other factors. Competitors may include large apparel makers and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging styles, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

Our competitive position will depend on multiple, complex factors, including our ability to achieve market acceptance for our products, develop new products, implement production and marketing plans, and protect our intellectual property. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. The entry into the market of manufacturers located in low-cost manufacturing locations may also create pricing pressure, particularly in developing markets. Our future success depends, among other things, upon our ability to compete effectively against current providers, as well as to respond effectively to changes in popular styles and customer requirements, and upon our ability to successfully implement our marketing strategies and execute our research and development plan. Our research and development efforts are aimed, in part, at solving increasingly complex opportunities, as well as creating new products, and we do not expect that all of our projects will be successful. If our research and development efforts are unsuccessful, our future results of operations could be materially harmed.

47.

We face competition from other accessory and apparel manufacturers that focus on similar markets.

We face competition from companies that also focus on the concealed carry and tactical market that we have chosen to enter. These companies have longer operating histories and may have greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have existing and established products, and more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

48.

Our industry could experience greater scrutiny and regulation by governmental authorities, which may lead to greater governmental regulation in the future.

There is such rapid interest in new concealed carry products that this rapidly growing market may get the attention of government regulators and legislators. The current trend in legislation is to roll back or minimize access to firearms restrictions, but there can be no assurance that this trend will continue.

49.

Unsuccessful product launches could have a material adverse effect on our prospects.

New businesses have a disproportionate risk that each product launch will be successful in the early days of the new business. Mature companies can better absorb the negative effects of a disappointing product launch as the mature company can be supported by their existing successful products. A new business is critically establishing their base of successful products to support their need to establish revenue, reach profitability, and satisfy their investors.

50.

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

Extensive intellectual property litigation may be necessary to protect our patents and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to prosecute and defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on its business, cash flows, financial condition or results of operations.

51.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We plan on relying on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We will seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention or patent assignment agreements with our employees and consultants. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed. In general, any loss of trade secret protection or other unpatented proprietary rights could harm our business, results of operations and financial condition.

52.

If we are unable to protect our patents or other proprietary rights, or if we infringe on the patents or proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We have filed for patent protection for our proprietary Protection Pocket and our SmartPhone app. We may continue to seek patent protection for our proprietary technology. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent, as do the laws of the United States.

Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

53.

Dependence on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market innovative and appealing competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies and features critical to our products. Also, our currently pending or future patents applications may not result in issued patents, and issued patents are subject to claims concerning priority, scope and other issues.

Furthermore, to the extent we do not file applications for patents domestically or internationally, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

54.

As a direct-to-consumer Internet-based retailer, the Company will be subject to the risks all online retailers face.

The company employs third-party services for credit card transactions, and as operations continue the Company will continually harden its online assets and deploy additional layers of protection for its customers, its assets, and its continued operations. Consumers who are comfortable purchasing online are increasing as new consumers’ age into technology they have grown up with. Consumer who are not comfortable purchasing online are a decreasing number. There can be no assurance that consumers will continue to be comfortable with purchasing online and that the number of consumers comfortable with purchasing online will continue to increase.

55.

As a new company, the Company does not have Enterprise Risk Management controls in place.

The Company does not have the benefit of having Enterprise Risk Management controls in place and its operations and execution may suffer from the lack of such controls. Currently the Company has the benefit of its sole officer and director, CEO Andy Ross.

Risks Related to Our Securities and Other Risks

56.

An active and visible public trading market for our Common Stock may not develop.

We cannot predict whether an active market for our Common Stock will ever develop in the future. In the absence of an active trading market:

•

Investors may have difficulty buying and selling or obtaining market quotations;

•

Market visibility for shares of our Common Stock may be limited; and a lack of visibility for shares of our Common Stock may have a depressive effect on the market price for shares of our Common Stock.

Assuming we can find market makers to establish quotations for our Common Stock, we expect that our Common Stock will be quoted over-the-counter on a market operated by OTC Markets Group, Inc. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE AMEX. No assurances can be given that our Common Stock, even if quoted on such markets, will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE AMEX. In this event, there would be a highly illiquid market for our Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all. Moreover, there is a risk that our Common Stock could be delisted from its current tier of the OTC Market, in which case our stock may be quoted on markets even more illiquid.

57.

The market price of our common stock may be volatile.

The market price for our Common Stock may be volatile and subject to wide fluctuations in response to factors including the following:

•

Our ability to successfully bring any of our proposed or planned products to market;

•

Actual or anticipated fluctuations in our quarterly or annual operating results;

•

Changes in financial or operational estimates or projections;

•

Conditions in markets generally;

•

Changes in the economic performance or market valuations of companies similar to ours;

•

Announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•

Our intellectual property position; and

•

General economic or political conditions in the United States or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our Common Stock.

58.

Because we were engaged in a transaction that can be generally characterized as a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we were engaged in a transaction that can be generally characterized as a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

59.

Our Company may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Before the merger transaction, American Rebel Holdings, Inc. conducted due diligence on our Company customary and appropriate for a transaction similar to the merger transaction. American Rebel, Inc. has completed an audit of its financial results for the years ending December 31, 2015 and December 31, 2016. However, the due diligence process may not reveal all material liabilities of our Company currently existing or which may be asserted in the future against our Company relating to its activities before the consummation of the merger transaction. In addition, the Stock Purchase and Exchange Agreement contains representations with respect to the absence of any liabilities. However, there can be no assurance that our Company will not have any liabilities upon the closing of the merger transaction that we are unaware of or that we will be successful in enforcing any indemnification provisions or that such indemnification provisions will be adequate to reimburse us. Any such liabilities of our Company that survive the merger transaction could harm our revenues, business, prospects, financial condition and results of operations.

60.

There will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock.

We will have approximately 17,421,000 shares of common stock and warrants to purchase 500,000 shares of common stock issued or issuable to the American Rebel shareholders. Although these shares may be subject to a lock-up agreement for a period of no more than one year, a large number of shares of our common stock would become available for sale in the public market, which could harm the market price of the stock.

61.

Our largest stockholders will substantially influence our Company for the foreseeable future, including the outcome of matters requiring shareholder approval and such control may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Company’s stock price to decline.

Upon completion of the merger transaction, Mr. Ross will beneficially own approximately 28% of our outstanding shares and ABA Rebels, LLC will beneficially own approximately 23% of our outstanding shares. As a result, Mr. Ross and ABA Rebels, LLC will have the ability to influence the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those entities and individuals. Mr. Ross also has significant control over our business, policies and affairs as an executive officer or director of our Company. He may also exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may adversely affect the market value of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise.

62.

We currently do not have any independent directors on our Board, which limits our ability to establish effective independent corporate governance procedures.

Our board of directors has significant control over us and we have not established committees comprised of independent directors. We have only one director, who holds executive officer positions and is not independent. Accordingly, he has significant control over all corporate issues. We do not have an audit, compensation, governance or nominating committee comprised of independent directors. Our Board as a whole currently performs these functions. Thus, there is a potential conflict in that our sole director is also engaged in management and participate in decisions concerning management compensation and audit issues, among other issues, that may affect management performance.

Although we intend to add additional members to our Board of Directors as qualified candidates become available, until we have a board of directors that would include a majority of independent members, if ever, there will be limited or no independent oversight of our directors’ decisions and activities.

63.

Material weaknesses may exist when the Company reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements.

Following the completion of the merger transaction, the Company will be required to provide management’s report on the effectiveness of internal control over financial reporting in our Annual Reports on Form 10-K, as required by Section 404 of Sarbanes-Oxley. Material weaknesses may exist when the Company reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements under the Exchange Act or Section 404 of Sarbanes-Oxley following the completion of the merger transaction. The existence of one or more material weaknesses would preclude a conclusion that the Company maintains effective internal control over financial reporting. Such a conclusion would be required to be disclosed in the Company’s future Annual Reports on Form 10-K and could harm the Company’s reputation and cause the market price of its common stock to drop.

64.

Anti-takeover provisions that may be in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

65.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock after the consummation of the merger transaction will likely be less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•

Make a special written suitability determination for the purchaser;

•

Receive the purchaser’s prior written agreement to the transaction;

•

Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

66.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact investors in our stock.

OTC Market securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because reporting requirements are less stringent than those of the stock exchanges such as NASDAQ. Patterns of fraud and abuse include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

67.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our common stock. We plan to retain any future earning to finance growth.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to March 31, 2017 and should be read in conjunction with the audited financial statements and related notes of the Company as of and for the year ended December 31, 2016 and 2015, as well as the unaudited financial statements and related notes of the Company for the three month period ended March 31, 2017. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

Forward Looking Statements

Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section of this Current Report on Form 8-K entitled “Risk Factors” as well as elsewhere in this Current Report.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology.

In light of these risks and uncertainties, and especially given the nature of our existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this Current Report on Form 8-K will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Company Overview

We are a designer, manufacturer, and marketer of concealed carry goods and apparel. American Rebel will concentrate its efforts on imagining, designing, marketing, and selling products designed to keep you, your family, your neighbors, or even a room full of total strangers concealed and safe. “That need is in the forethought of every product we design,” says American Rebel CEO Andy Ross. To keep our customers concealed and safe, the Company is dedicated to making potential customers aware of its existing products and the features and benefits of its existing products and continuing our research and development for the development of new products.

Critical Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States Dollars. Significant accounting policies are summarized below:

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, accruals and valuation of warrants and stock options. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Equipment

Equipment is stated at cost net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded by the straight-line method over the estimated useful life of the asset, which ranges from two to seven years.

Cash

Cash includes cash on hand and balances with banks.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•

Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

•

Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

•

Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and accounts payable. The Company's cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset or asset group, discounted at a rate commensurate with the risk involved.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the guidelines in ASC 505-50. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Convertible Notes Payable and Derivative Instruments

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free standing derivative financial instruments. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

The Company accounts for convertible notes deemed conventional and conversion options embedded in non-conventional convertible notes which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Recently Issued Accounting Pronouncements

The Company evaluated recent accounting pronouncements through March 31, 2017 and believes that none have a material effect on the Company’s financial statements except for the following.

In August, 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern are disclosed in Note 2 below.

In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of Effective Date. In 2014 FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provided a framework for addressing revenue recognition issues and replaces almost all existing revenue recognition guidance in current U.S. GAAP. The core principle of ASU 2014-09 is for companies to recognize revenue for the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also resulted in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively, and improve guidance for multiple-element arrangements. The amendments in ASU 2015-14 defer the effective date of the new revenue recognition guidance to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted to the original effective date (December 15, 2016), including interim periods within that reporting period. Management is evaluating the future impact of this guidance on the Company’s financial statements and notes thereto.

In August 2015, FASB issued ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements. The Company previously reported that in April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The amendments in ASU 2015-15 address the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements such that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. ASU 2015-15 and ASU 2015-03 are effective for financial statements of public business entities issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The adoption of this guidance is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations: Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this ASU require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined; calculated as if the accounting had been completed at the acquisition date. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU should be applied prospectively with earlier application permitted for financial statements that have not been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2016The FASB issued ASU No. 2016-15,Topic 230 “Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments” Update No. 2016-15.. The amendments in the ASU address eight specific cash flow issues with the objective of reducing the existing diversity in practice, as the issues are either unclear or do not have specific guidance under current GAAP. ASU 2016-15 will be effective on January 1, 2018. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

Amendments clarifying guidance in Topic 205, Risks and Uncertainties, are applicable to entities that have not commenced planned principal operations, which we have commenced recently.

Results of Operations

From our inception in December 2014 through to March 31, 2017, we have generated a deficit of $2,644,225. We expect to incur additional operating losses during the fiscal year ending December 31, 2017 and beyond, principally as a result of our investment in inventory, our marketing expenses due to our product launch, and due to anticipated initial limited sales of our new products as we establish them in the marketplace.

Fiscal Year Ended December 31, 2016 Compared To Fiscal Year Ended December 31, 2015

Operating Expenses

Total operating expenses for the fiscal year ended December 31, 2016 were $1,357,184 compared to $581,036 for the fiscal year ended December 31, 2015, as further described below.

For the fiscal year ended December 31, 2016, we incurred consulting and business development expenses of $519,050, compared to consulting and business development expenses of $358,870 for the fiscal year ended December 31, 2015. The increase in consulting and business development expenses relates primarily to expansion of activities in preparation of 2017 product launch.

For the fiscal year ended December 31, 2016, we incurred marketing and brand development expenses of $418,079, compared to marketing and brand development expenses of $47,714 for the fiscal year ended December 31, 2015. The increase in marketing and brand development expenses relates primarily to expansion of activities in preparation of 2017 product launch.

For the fiscal year ended December 31, 2016, we incurred general and administrative expenses of $215,521, compared to general and administrative expenses of $36,416 for the fiscal year ended December 31, 2015. The increase relates primarily to an increase in professional, consulting and operating fees due to acceleration in our activities in connection with our planned 2017 product launch.

For the fiscal year ended December 31, 2016, we incurred depreciation expense of $57,663, compared to depreciation expense of $309 for the fiscal year ended December 31, 2015. The increase relates primarily to acquisition of three vehicles and other marketing equipment for use in connection with our planned 2017 product launch.

Net Loss

Net loss for the fiscal year ended December 31, 2016 amounted to $1,363,506, resulting in a loss per share of $0.10, compared to $937,536 for the fiscal year ended December 31, 2015, resulting in a loss per share of $0.08. The increase in the net loss from the fiscal year ended December 31, 2015 to the fiscal year ended December 31, 2016 is primarily due to the investment in inventory and marketing in anticipation of our impending 2017 product launch.

Three Months Ended March 31, 2017 Compared To Three Months Ended March 31, 2016

Operating Expenses

Total operating expenses for the three months ended March 31, 2017 were $296,668 compared to $282,694 for the three months ended March 31, 2016. Our continued expansion and brand building activities continued consistent with the prior period.

Net Loss

Net loss for the three months ended March 31, 2017 amounted to $301,208, resulting in a loss per share of $0.02, compared to $292.930 for the three months ended March 31, 2016, resulting in a loss per share of $0.02. The increase in the net loss is primarily due the acceleration of our investment inventory and marketing initiatives during the three months ended March 31, 2017.

Liquidity and Capital Resources

We are a development stage company and have only realized minimal revenue from our planned operations. We have a working capital deficit of $915,455 at December 31, 2016 and $1,202,055 at March 31, 2017, and have incurred a deficit of $2,641,225 from inception to March 31, 2017. We have funded operations primarily through the issuance of capital stock, convertible debt and other securities.

During the year ended December 31, 2016, we raised net cash of $583,000 by issuance of common shares, as compared to $1,102,500 for the year ended December 31, 2015. During the three months ended March 31, 2017, we raised net cash of $584,187 through the issuance of convertible promissory notes by Holdings, as compared to $0 for the three months ended March 31, 2016.During the three months ended March 31, 2017, we raised net cash of $0 through the issuance of common stock, as compared to $369.500 for the three months ended March 31, 2016.

As we proceed with the launch of our concealed carry product line we have devoted and expect to continue to devote significant resources in the areas of capital expenditures and marketing, sales, and operational expenditures.

We expect to require additional funds to further develop our business plan, including the anticipated launch of additional products in addition to the launch of our concealed carry product line. Since it is impossible to predict with certainty the timing and amount of funds required to establish profitability, we anticipate that we will need to raise additional funds through equity or debt offerings or otherwise in order to meet our expected future liquidity requirements. Any such financing that we undertake will likely be dilutive to existing stockholders.

In addition, we expect to also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, developing or acquiring new lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes(“NRS”), provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, the Company’s bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

The Company shall indemnify its directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever; and

The Company may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 3.02

Unregistered Sales of Equity Securities

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 4.01

Change in Registrant’s Certifying Accountant

Effective January 13, 2017, the Board of Directors of the Company engaged PLS CPA, A Professional Corp. (“PLS”) to serve as its independent registered accounting firm for its wholly-owned subsidiary Rebel which will become the financial statements of the Company. PLS has been the Company’s auditor from inception. PLS’s audited reports on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. There were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As discussed above PLS is the independent registered accounting firm for Rebel, and its report on the financial statements of Rebel at December 31, 2016 and 2015will be included in this current report on Form 8-K. Prior to engaging PLS, Rebel did not consult with PLS regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Rebel’s financial statements which will become the Company’s financial statements.

Item 5.01

Change in Control of Registrant

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Before the Share Exchange		Amount and Nature of Beneficial Ownership After the Share Exchange

		Percentage		Percentage

Charles A. Ross, Jr.(2)(3)	9,000,000	60%	6,500,000	27.75%

Directors and executive officers as a group (1 Person)	9,000,000	60%	6,500,000	27.75%

ABA Rebels LLC (4) (5) 9274 Kingston Pike, Suite 406, Knoxville, Tennessee 37922	5,574,504	31.21%	6,360,000	24.20%

Douglas Grau (6)(7)	1,033,236	6.89%	2,000,000	8.54%

Robert Lucas (8)(9)	1,420,772	9.47%	2,025,000	8.65%

Robert K. Green (10)(11)	806,647	5.38%	1,000,000	4.27%

(1) Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, Tennessee 37204.

(2) Chairman, President, Chief Executive Officer and Director. 9,000,000 shares of common stock were owned prior to the Exchange through American Rebel, Inc. for which Mr. Charles A. Ross, Jr. is an officer and director. Mr. Ross may be deemed to be a control person of the shares owned by such entity. Mr. Ross claimed beneficial ownership of these shares as of this date. Of the amount listed above 3,358,016 shares of common stock were beneficially owned through American Rebel, Inc. for which Mr. Ross is a greater than 10% shareholder. Mr. Ross disclaimed beneficial ownership of these shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(3) Chairman, President, Chief Executive Officer and Director. As part of the share exchange which occurred on June 16, 2017 Mr. Charles A. Ross, Jr. received 6,500,000 shares of the Company. Mr. Ross received a grant of 1,000,000 shares of Rebel common stock on June 15, 2017 prior to the Exchange. Mr. Ross was a greater than 10% shareholder of Rebel prior to the share exchange. Mr. Ross claims beneficial ownership of 6,500,000 shares of the Company’s common stock.

(4) 839,504 shares of common stock are owned through American Rebel, Inc. for which ABA Rebels, LLC (“ABA”) was a greater than 10% shareholder. ABA owns 1,875,000 shares of common stock that it purchased through a private transaction dated June 9, 2016 with several former shareholders of the Company. ABA beneficially owns 2,860,000 shares of common stock pursuant to a convertible note entered into on September 16, 2016 and all of its amendments, see Current Report filed on Form 8-K, dated September 16, 2016 and January 10, 2017 as well as Company’s annual report filed on Form 10-K and its quarterly report on Form 10-Q. ABA in addition to the convertible note was issued warrants to purchase 1,430,000 shares of common stock at $1.00 per share. These warrants are three year warrants, terminating first on September 16, 2019 and the respective three year anniversaries of the investments in the convertible debentures. The Company does not consider the underlying shares or exercise of such warrants to be imminent. ABA disclaimed beneficial ownership of the 839,504 shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange. William D. King, managing member of ABA may be deemed to be a control person of the shares owned by such entity. Mr. King disclaims beneficial ownership of these shares.

(5) As part of the share exchange which occurred on June 16, 2017 ABA Rebels, LLC (“ABA”) received 1,625,000 shares of the Company. ABA was a greater than 10% shareholder of Rebel prior to the share exchange. ABA owns an additional 1,875,000 shares of common stock. ABA beneficially owns 2,860,000 shares of common stock pursuant to a convertible note (see #4 above). ABA in addition to the convertible note was issued warrants to purchase 1,430,000 shares of common stock at $1.00 per share (see #4 above). ABA claims beneficial ownership of 6,360,000 shares of the Company’s common stock which includes shares underlying the convertible note but does not include the warrants due to their 3 year term and expiry. William D. King, managing member of ABA may be deemed to be a control person of the shares owned by such entity. Mr. King disclaims beneficial ownership of these shares.

(6) 1,033,236 shares of common stock are beneficially owned through American Rebel, Inc. which Douglas Grau is a greater than 10% shareholder. Mr. Grau disclaims beneficial ownership of these shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(7) As part of the share exchange which occurred on June 16, 2017 Douglas Grau received 2,000,000 shares of the Company. Mr. Grau received a grant of 500,000 shares of Rebel common stock on June 15, 2017 prior to the Exchange. Mr. Grau was a greater than 10% shareholder of Rebel prior to the share exchange. Mr. Grau claims beneficial ownership of 2,000,000 shares of the Company’s common stock.

(8) 645,772 shares of common stock are owned through American Rebel, Inc. for which Robert Lucas was a greater than 5% shareholder. Mr. Lucas owns 775,000 shares of common stock that he purchased through a private transaction dated December 8, 2016 with a former shareholder of the Company. Mr. Lucas disclaimed beneficial ownership of the 645,772 shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(9) As part of the share exchange which occurred on June 16, 2017 Robert Lucas received 1,250,000 shares of the Company and a warrant to purchase 250,000 shares of stock at a price of $0.50 per share for five years. Mr. Lucas received a grant of 250,000 shares and a warrant to purchase 250,000 shares of Rebel common stock on June 15, 2017 prior to the Exchange. Mr. Lucas was a greater than 5% shareholder of Rebel prior to the share exchange. Mr. Lucas owns an additional 775,000 shares of common stock. Mr. Lucas claims beneficial ownership of 2,025,000 shares of the Company’s common stock.

(10) 206,647 shares of common stock are owned through American Rebel, Inc. for which Robert K. Green was a less than 5% shareholder. Mr. Green owns 600,000 shares of common stock that he purchased through a trust that he is a beneficiary of in a private transaction dated June 9, 2016 with a former shareholder of the Company. Mr. Green disclaimed beneficial ownership of the 206,647 shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(11) As part of the share exchange which occurred on June 16, 2017 Robert K. Green received 400,000 shares of the Company. Mr. Green was a less than 5% shareholder of Rebel prior to the share exchange. Mr. Green owns an additional 600,000 shares of common stock. Green claims beneficial ownership of 1,000,000 shares of the Company’s common stock.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 of this Current Report on Form 8-K related to the resignations and appointments of the registrant’s officers and directors, and the compensation payable thereto is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03

 Change in Fiscal Year

On January 13, 2017, our Board of Directors approved the continuation of a fiscal year end of December 31. Our wholly owned subsidiary, American Rebel, Inc. also continues a fiscal year end of December 31.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired. In accordance with Item 9.01(a), Rebel’s audited financial statements for and as of the fiscal years ended December 31, 2016 and 2015 are included in this Current Report on Form 8-K.

(b)

Financial Statements of Business Acquired. In accordance with Item 9.01(a), Rebel’s unaudited financial statements for and as of the three month periods ended March 31, 2017 and 2016 are included in this Current Report on Form 8-K.

(c)

Pro forma financial information. In accordance with Item 9.01(a), Rebel’s unaudited pro forma financial statements for and as of the fiscal year ended December 31, 2016 for and as of the three month period ended March 31, 2017 are included in this Current Report on Form 8-K.

(d)

Shell Company Transactions. See (a) and (b) of this Item 9.01.

(e)

Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Current Report, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this report to “Company”, “we,” “us” and “our” are references to American Rebel Holdings, Inc., formerly known as CubeScape, Inc., including the operating and financial results of Rebel. References to Rebel refer to American Rebel Inc. prior to the Subsidiary Acquisition.

Exhibit Number

Description

10.3

Amended Stock Purchase and Reorganization Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: June 19, 2017	By: /s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

EXHIBIT C

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are provided for informational purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the combined company would be had the acquisition of American Rebel, Inc. (the “Proposed Stock Purchase and Reorganization”) occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The unaudited combined financial statements do not reflect any cost savings or synergies that the management of American Rebel Holdings, Inc. (formerly known as CubeScape Inc.) and American Rebel, Inc. could have achieved if they were together through this entire time period.

The unaudited pro forma combined statements of operations for the periods presented give effect to the Proposed Stock Purchase and Reorganization as if they had been consummated, beginning on the most recent periods presented, January 1, 2016. The unaudited pro forma balance sheets give effect to the Proposed Stock Purchase and Reorganization as if they had occurred on the dates of December 31, 2016 and March 31, 2017 balances sheets, respectively.

The effects of the Proposed Stock Purchase and Reorganization have been prepared using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should also be read in conjunction with these unaudited pro forma financial statements. Please read this information in conjunction with:

•

The audited financial statements of American Rebel, Inc. for the years ended December 31, 2016 and 2015.

•

The unaudited financial statements of American Rebel, Inc. for the three months ended March 31, 2017 and 2016.

•

The audited financial statements of American Rebel Holdings, Inc. included in its Annual Report filed on Form 10-K for the year ended December 31, 2016 which was submitted to the Commission on March 13, 2017.

•

The unaudited financial statements of American Rebel Holdings, Inc. included in its Quarterly Report filed on Form 10-Q for the period ending March 31, 2017 which was submitted to the Commission on May 15, 2017.

The pro forma combined financial statements should be read in connection with additional comprehensive disclosure and other information to be filed with a Current Report on Form 8-K. This Current Report on Form 8-K will be filed with the Commission within four (4) calendar days from the date that the subsidiary acquisition occurs.

Balance Sheet Data:
	American Rebel Holdings, Inc (Historical ) as of March 31, 2017	American Rebel, Inc as of March 31, 2017	American Rebel Holdings, Inc (Historical ) as of December 31, 2016	American Rebel, Inc as of December 31, 2016	American Rebel Holdings, Inc (Historical ) as of December 31, 2015	American Rebel, Inc as of December 31, 2015
	(unaudited)	(unaudited)	(audited)	(audited)	(audited)	(audited)
Current assets	$142,532	$467,108	$11,303	$236,374	$37,230	$128,406
Other assets	$1,147,687	$254,580	$584,687	$269,188	$12,500	$5,864
Current and long term liabilities	$1,370,077	$1,669,163	$638,512	$1,151,829	$99,370	$31
Stockholders’ equity (deficit)	$(79,859)	$(947,475)	$(42,522)	$(646,267)	$(49,640)	$134,239

Operating:
		American Rebel Holdings, Inc (Historical ) for three months ended March 31, 2017	American Rebel, Inc for the three months ended March 31, 2017		American Rebel Holdings, Inc (Historical ) for year ended December 31, 2016	American Rebel, Inc for the year ended December 31, 2016		American Rebel Holdings, Inc (Historical ) for year ended December 31, 2015		American Rebel, Inc for the year ended December 31, 2015
		(unaudited)	(unaudited)		(audited)	(audited)		(audited)		(audited)
Net revenues	$	−	$4,284	$	−	$4,640	$	−	$	−
Operating expenses		$10,770	$296,668		$100,260	$1,357,184		$110,090		$581,036
Net (loss)		$(37,337)	$(301,208)		$(14,872)	$(1,363,506)		$(110,890)		$(937,536)
Net (loss) per common share basic and diluted		$(0.00)	$(0.02)		$(0.00)	$(0.09)		$(0.01)		$(0.08)
Weighted average number of shares outstanding - basic and diluted		15,000,000	14,621,000		15,000,000	14,038,000		9,205,479		12,352,500

DETERMINATION OF EXCHANGE OWNERSHIP PERCENTAGE

The exchange of shares has been determined arbitrarily by the Company and the management of American Rebel, Inc. The number of shares to be exchanged does not bear any relationship to our (or theirs (American Rebel, Inc.)) assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be exchanged and the resulting percentage owned by the existing shareholders of the Company and the shareholders of American Rebel, Inc., we took into consideration the assets and liabilities of both companies and the intrinsic value of us being a public company. Accordingly, the proposed exchange of the shares in the Proposed Stock Purchase and Reorganization should not be considered an indication of the actual value of the securities.

DILUTION

“Dilution” represents the difference between the value for their shares in American Rebel, Inc. that are being exchanged in the Company and the net book value per share of common stock immediately after completion of this Exchange. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Exchange, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the Exchange are more than the value of assets (less liabilities) received in the Exchange. Assuming all of the shares of common stock are issued pursuant to theExchange, the shareholders of American Rebel, Inc. will lose a significant amount or value to their shares in that each share received in the Exchange will have a net book value of $(0.046) a reduction of 87%. Net book value of existing shareholders’ shares will decrease from $(0.013) to $(0.046) because the net asset value received from this Exchange will be significantly increased because of the exchange of shares and the assets and liabilities assumed in the exchange.

The following table illustrates the dilution to the stockholders of American Rebel, Inc. because of the shares issued to them in this Exchange as of March 31, 2017, including the shares issued on June 15, 2017:

ASSUMING THE EXCHANGE:
17,421,000 SHARES EXCHANGED

BOOK VALUE/ SHARE BEFORE THE EXCHANGE OF EXISTING SHAREHOLDERS	$(0.013)

BOOK VALUE/SHARE BEFORE THE EXCHANGE OF REBEL SHAREHOLDERS	$(0.054)

BOOK VALUE/ SHARE COMBINED AFTER THE EXCHANGE	$(0.045)

NET INCREASE (DECREASE) TO EXISITNG SHAREHOLDERS	$(0.032)

DECREASE IN BOOK VALUE/SHARE BY REBEL SHAREHOLDERS	$0.009

The following table summarizes the number and percentage of shares exchanged the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by the shareholders of American Rebel, Inc.:

	AVERAGE PRICE PER SHARE PAID	NUMBER OF SHARES HELD POST EXCHANGE	PERCENTAGE OF OWNERSHIP	CONSIDERATION PAID BY EACH GROUP
17,421,000 SHARES EXCHANGED
EXISTING SHAREHOLDERS	$0.01	6,000,000	25.6%	$60,000
REBEL SHAREHOLDERS	$0.10	17,421,000	74.4%	$1,696,750

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

PROPOSED CHANGE IN CONTROL OF REGISTRANT

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 to be filed with a Current Report on Form 8-K. This Current Report on Form 8-K will be filed with the Commission within four (4) calendar days from the date that the subsidiary acquisition occurs. The information and disclosure related to the Exchange (see that term as it is defined below) is incorporated herein by reference.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Before the Share Exchange		Amount and Nature of Beneficial Ownership After the Share Exchange

		Percentage		Percentage

Charles A. Ross, Jr.(2)(3)	9,000,000	60.00%	6,500,000	27.75%

Directors and executive officers as a group (1 Person)	9,000,000	60.00%	6,500,000	27.75%

ABA Rebels LLC (4) (5) 9274 Kingston Pike, Suite 406, Knoxville, Tennessee 37922	5,574,504	31.21%	6,360,000	24.20%

Douglas Grau (6)(7)	1,033,236	6.89%	2,000,000	8.54%

Robert Lucas (8)(9)	1,420,772	9.47%	2,025,000	8.65%

Robert K. Green (10)(11)	806,647	5.38%	1,000,000	4.27%

(1) Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, Tennessee 37204.

(2) Chairman, President, Chief Executive Officer and Director. 9,000,000 shares of common stock were owned prior to the Exchange through American Rebel, Inc. for which Mr. Charles A. Ross, Jr. is an officer and director. Mr. Ross may be deemed to be a control person of the shares owned by such entity. Mr. Ross claimed beneficial ownership of these shares as of this date. Of the amount listed above 3,358,016 shares of common stock were beneficially owned through American Rebel, Inc. for which Mr. Ross is a greater than 10% shareholder. Mr. Ross disclaimed beneficial ownership of these shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(3) Chairman, President, Chief Executive Officer and Director. As part of the share exchange which occurred on June 16, 2017 Mr. Charles A. Ross, Jr. received 6,500,000 shares of the Company. Mr. Ross received a grant of 1,000,000 shares of Rebel common stock on June 15, 2017 prior to the Exchange. Mr. Ross was a greater than 10% shareholder of Rebel prior to the share exchange. Mr. Ross claims beneficial ownership of 6,500,000 shares of the Company’s common stock.

(4) 839,504 shares of common stock are owned through American Rebel, Inc. for which ABA Rebels, LLC (“ABA”) was a greater than 10% shareholder. ABA owns 1,875,000 shares of common stock that it purchased through a private transaction dated June 9, 2016 with several former shareholders of the Company. ABA beneficially owns 2,860,000 shares of common stock pursuant to a convertible note entered into on September 16, 2016 and all of its amendments, see Current Report filed on Form 8-K, dated September 16, 2016 and January 10, 2017 as well as Company’s annual report filed on Form 10-K and its quarterly report on Form 10-Q. ABA in addition to the convertible note was issued warrants to purchase 1,430,000 shares of common stock at $1.00 per share. These warrants are three year warrants, terminating first on September 16, 2019 and the respective three year anniversaries of the investments in the convertible debentures. The Company does not consider the underlying shares or exercise of such warrants to be imminent. ABA disclaimed beneficial ownership of the 839,504 shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange. William D. King, managing member of ABA may be deemed to be a control person of the shares owned by such entity. Mr. King disclaims beneficial ownership of these shares.

(5) As part of the share exchange which occurred on June 16, 2017 ABA Rebels, LLC (“ABA”) received 1,625,000 shares of the Company. ABA was a greater than 10% shareholder of Rebel prior to the share exchange. ABA owns an additional 1,875,000 shares of common stock. ABA beneficially owns 2,860,000 shares of common stock pursuant to a convertible note (see #4 above). ABA in addition to the convertible note was issued warrants to purchase 1,430,000 shares of common stock at $1.00 per share (see #4 above). ABA claims beneficial ownership of 6,360,000 shares of the Company’s common stock which includes shares underlying the convertible note but does not include the warrants due to their 3 year term and expiry. William D. King, managing member of ABA may be deemed to be a control person of the shares owned by such entity. Mr. King disclaims beneficial ownership of these shares.

(6) 1,033,236 shares of common stock are beneficially owned through American Rebel, Inc. which Douglas Grau is a greater than 10% shareholder. Mr. Grau disclaims beneficial ownership of these shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(7) As part of the share exchange which occurred on June 16, 2017 Douglas Grau received 2,000,000 shares of the Company. Mr. Grau received a grant of 500,000 shares of Rebel common stock on June 15, 2017 prior to the Exchange. Mr. Grau was a greater than 10% shareholder of Rebel prior to the share exchange. Mr. Grau claims beneficial ownership of 2,000,000 shares of the Company’s common stock.

(8) 645,772 shares of common stock are owned through American Rebel, Inc. for which Robert Lucas was a greater than 5% shareholder. Mr. Lucas owns 775,000 shares of common stock that he purchased through a private transaction dated December 8, 2016 with a former shareholder of the Company. Mr. Lucas disclaimed beneficial ownership of the 645,772 shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(9) As part of the share exchange which occurred on June 16, 2017 Robert Lucas received 1,250,000 shares of the Company and a warrant to purchase 250,000 shares of stock at a price of $0.50 per share for five years.Mr. Lucas received a grant of 250,000 shares and a warrant to purchase 250,000 shares of Rebel common stock on June 15, 2017 prior to the Exchange. Mr. Lucas was a greater than 5% shareholder of Rebel prior to the share exchange. Mr. Lucas owns an additional 775,000 shares of common stock. Mr. Lucas claims beneficial ownership of 2,025,000 shares of the Company’s common stock.

(10) 206,647 shares of common stock are owned through American Rebel, Inc. for which Robert K. Green was a less than 5% shareholder. Mr. Green owns 600,000 shares of common stock that he purchased through a trust that he is a beneficiary of in a private transaction dated June 9, 2016 with a former shareholder of the Company. Mr. Green disclaimed beneficial ownership of the 206,647 shares as American Rebel, Inc. did not intend to distribute such shares and cancelled such shares upon completion of the Exchange.

(11) As part of the share exchange which occurred on June 16, 2017 Robert K. Green received 400,000 shares of the Company. Mr. Green was a less than 5% shareholder of Rebel prior to the share exchange. Mr. Green owns an additional 600,000 shares of common stock. Green claims beneficial ownership of 1,000,000 shares of the Company’s common stock.

AMERICAN REBEL HOLDINGS, INC. (FORMERLY KNOWN AS CUBESCAPE INC.)

PRO FORMA COMBINED BALANCE SHEETS AS OF DECEMBER 31, 2016

	AMERICAN REBEL HOLDINGS, INC (HISTORICAL AS REPORTED	AMERICAN REBEL, INC.	PRO FORMA ADJUSTMENTS	COMBINED PRO FORMA
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$470	$-	$(373)	$97
Prepaid expense	10,833	13,500	-	24,333
Inventory	-	137,905	-	137,905
Inventory deposits	-	84,969	-	84,969
Total Current Assets	11,303	236,374	(373)	247,302

Property and Equipment, net	77	234,188	-	234,265
Intangible Assets, net	423	-	-	423

OTHER ASSETS:
Investment	-	35,000	(35,000)	-
Note receivable - related party	584,187	-	(584,187)	-
Total Other Assets	584,187	35,000	(619,187)	-

TOTAL ASSETS	$595,990	$505,562	$(619,560)	$481,992

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	$38,512	$163,799	$-	$202,311
Overdraft	-	373	(373)	-
Related party loans	-	805,342	(584,187)	221,155
Nonrelated party loans	-	182,315	-	182,315
Total Current Liabilities	38,512	1,151,829	(584,560)	605,781

Convertible debenture – related party	600,000	-	-	600,000

TOTAL LIABILITIES	638,512	1,151,829	-	1,205,781
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized	-	-	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized	15,000	14,621	(9,000)	20,621
Additional paid in capital	74,850	1,682,129	(139,860)	1,617,119
Accumulated deficit	(132,372)	(2,343,017)	113,860	(2,361,529)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(42,522)	(646,267)	(35,000)	(723,789)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$595,990	$505,562	$(619,560)	$481,992

SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

AMERICAN REBEL HOLDINGS, INC. (FORMERLY KNOWN AS CUBESCAPE INC.)

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

	AMERICAN REBEL HOLDINGS, INC (HISTORICAL AS REPORTED)	AMERICAN REBEL, INC.	PRO FORMA ADJUSTMENTS	COMBINED PRO FORMA
Revenue	$-	$7,103	$-	$7,103
Cost of revenue	-	2,463	-	2,463
Gross margin	-	4,640	-	4,640

Expenses:
Consulting expense – business development	20,300	519,050	(20,300)	519,050
Development costs – internal use software	14,000	-	(14,000)	-
Product development costs		146,870	-	146,870
Marketing and brand development costs		418,079	-	418,079
Professional fees	13,000	-	(13,000)	-
Administrative and other costs	3,631	215,522	(3,631)	215,522
Amortization and depreciation expense	12,000	57,663	(12,000)	57,663
Public company expense	37,329	-	(37,329)	-
Operating (loss)	(100,260)	(1,352,544)	100,260	(1,352,544)
Other income (expense)
Licensing fee	-	30,000	-	30,000
Interest expense – related party	-	(40,962)	-	(40,962)
Interest expense – nonrelated party	(18,512)	-	-	(18,512)
Debt forgiveness	103,900	-	(103,900)	-
Income (loss) before income tax	(14,872)	(1,363,506)	(3,640)	(1,382,018)
Provision for income tax	-	-	-	-
Net income (loss)	$(14,872)	$(1, 363,506)	$(3,640)	$(1,382,018)
Basic and diluted income (loss) per share	$(0.00)	$(0.00)	$(0.00)	$(0.07)
Weighted average common shares outstanding - basic and diluted	15,000,000	-	5,038,000	20,038,000

SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

AMERICAN REBEL HOLDINGS, INC. (FORMERLY KNOWN AS CUBESCAPE INC.)

PRO FORMA COMBINED BALANCE SHEETS AS OF MARCH 31, 2017

	AMERICAN REBEL HOLDINGS, INC (HISTORICAL AS REPORTED	AMERICAN REBEL, INC.	PRO FORMA ADJUSTMENTS	COMBINED PRO FORMA
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$134,199	$38,100	$-	$172,299
Prepaid expense	8,333	80,000	-	88,333
Inventory	-	282,808	-	282,808
Inventory deposits	-	66,200	-	66,200
Total Current Assets	142,532	467,108	-	609,640

Property and Equipment, net	-	219,580	-	219,580
Intangible Assets, net	-	-	-	-

OTHER ASSETS:
Investment	-	35,000	(35,000)	-
Note receivable - related party	1,147,687	-	(1,147,687)	-
Total Other Assets	1,147,687	35,000	(1,182,687)	-

TOTAL ASSETS	$1,290,219	$721,688	$(1,182,687)	$829,220

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	$65,077	$131,368	$-	$196,446
Related party loans	-	1,368,842	(1,147,687)	221,155
Nonrelated party loans	-	168,953	-	168,953
Total Current Liabilities	65,077	1,669,163	(1,147,687)	586,554

Convertible debenture – related party	1,305,000	-	-	1,305,000

TOTAL LIABILITIES	1,370,077	1,669,163	(1,147,687)	1,891,554
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized	-	-	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized	15,000	14,621	(6,200)	23,421
Additional paid in capital	74,850	1,682,129	1,228,057	2,985,036
Accumulated deficit	(169,708)	(2,644,225)	(1,256,857)	(4,070,791)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(79,858)	(947,475)	(35,000)	(1,062,334)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,290,219	$721,688	$(1,182,687)	$829,220

SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

AMERICAN REBEL HOLDINGS, INC. (FORMERLY KNOWN AS CUBESCAPE INC.)

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

	AMERICAN REBEL HOLDINGS, INC (HISTORICAL AS REPORTED)	AMERICAN REBEL, INC.	PRO FORMA ADJUSTMENTS	COMBINED PRO FORMA
Revenue	$-	$6,166	$-	$6,166
Cost of revenue	-	1,882	-	1,882
Gross margin	-	4,284	-	4,284

Expenses:
Consulting expense – business development	-	148,561	1,400,000-	1,548,561
Product development costs		15,276	-	10,276
Marketing and brand development costs		48,999	-	48,999
Professional fees	170	-	(170)	-
Administrative and other costs	500	69,224	(500)	69,224
Amortization and depreciation expense	-	14,608	-	14,608
Public company expense	10,101	-	(10,101)	-
Operating (loss)	(10,771)	(292,384)	(1,389,229)	(1,692,384)
Other income (expense)
Interest expense – related party	(26,566)	-	-	(26,566)
Interest expense – nonrelated party	-	(8,824)	-	(8,824)
Income (loss) before income tax	(37,337)	(301,208)	(1,389,229)	(1.727.774)
Provision for income tax	-	-	-	-
Net income (loss)	$(37,337)	$(301,208)	$(1,389,229)	$(1,727,774)
Basic and diluted income (loss) per share	$(0.00)	$(0.00)	$(0.17)	$(0.07)
Weighted average common shares outstanding - basic and diluted	15,000,000	-	8,421,000	23,421,000

SEE NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS.

AMERICAN REBEL HOLDINGS, INC. (FORMERLY KNOWN AS CUBESCAPE INC.)

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

1. The Transaction

On June 16, 2017 (prospective date for the Proposed Stock Purchase and Reorganization to have occurred), American Rebel Holdings, Inc., a corporation incorporated under the laws of the State of Nevada (the “Parent” or “Holdings”) and American Rebel, Inc., a corporation incorporated under the laws of the State of Nevada (“Rebel”), and the Shareholders of Rebel entered into the Stock Purchase and Reorganization Agreement by and between American Rebel Holdings, Inc. (fka Cubescape, Inc.), and American Rebel, Inc(the “Exchange”) in connection with the closing of the Proposed Stock Purchase and Reorganization as detailed below:

•

Holdings’ sole officer and director, Mr. Charles A Ross, Jr. continues in his capacity as the sole officer and director of Holdings;

•

9,000,000 shares of Holdings’ outstanding common stock owned by Rebel, of which Mr. Ross is the sole officer and director, were transferred to Holdings for cancellation and return to its treasury;

•

The existing management of Rebel, which consists solely of Mr. Charles A Ross, Jr., remain as the management of Rebel after the Exchange; and

•

The shareholders of Rebel entered into a transaction whereby their existing common shares of Rebel (17,421,000) were exchanged for shares of Holdings’ common stock, which (assuming the exchange of all such exchangeable shares) would equal in the aggregate a number of shares of Holdings’ common stock that constitute 75% of Holdings’ issued and outstanding shares at the completion of the Exchange (assuming the 9,000,000 shares purchased by Rebel of Holdings common stock are cancelled simultaneous with the Exchange).

As a result, Holdings’ management has determined to treat the acquisition as a reverse merger and recapitalization for accounting purposes, with Rebel as the acquirer for accounting and financial statement purposes.

2. Basis of Presentation

The unaudited pro forma combined financial information for Holdings and Rebel, as of and for the twelve months ended December 31, 2016 and as of and for the three months ended March 31, 2017, respectively, has been prepared by management to reflect the Proposed Stock Purchase and Reorganization as described in Note 1.

The unaudited pro forma combined financial information that follows for the twelve months ended December 31, 2016 have been derived from the historical audited financial statements of Rebel for the years ended December 31, 2016and 2015 and from the Annual Report on Form 10-K of Holdings, as of and for the period ended December 31, 2016.

The unaudited pro forma combined financial information that follows for the three months ended March 31, 2017 have been derived from the historical reviewed financial statements of Rebel for the three months ended March 31, 2017 and 2016 and from the Quarterly Report on Form 10-Q of Holdings, as at and for the period ended March 31, 2017.

Certain adjustments have been made while combining the two companies which are detailed in Note 3. The pro forma adjustments are based on available information and certain assumptions that Holdings, believes are reasonable. Such adjustments are estimated and may be subject to change depending on regulatory or other factors that may occur between now and the Exchange.

The Proposed Stock Purchase and Reorganization will be accounted for as a reverse acquisition in accordance with the Financial Accounting Standards Board (ASC 805, Business Combinations). Holdings’ management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Proposed Stock Purchase and Reorganization and concluded, based on a consideration of the pertinent facts and circumstances, that Rebel will have acquired Holdings, for financial accounting purposes. Accordingly, the Proposed Stock Purchase and Reorganization has been accounted for in the unaudited pro forma combined financial statements as a continuation of the financial statements of Rebel together with an exchange of shares of Holdings, and certain former shareholders of Holdings continue in their ownership of Holdings along and a re-capitalization of the equity of Holdings.

3. Pro Forma Adjustments

The unaudited pro forma combined financial statements give effect to the following adjustments:

(a)

Immediately following the closing of the Proposed Stock Purchase and Reorganization, the authorized capital of the Parent consists of 100,000,000 Parent shares of common stock, par value $0.001 per share of which 23,421,000 Parent shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.001 per share of which no shares are issued and outstanding.

Of the 15,000,000 issued and outstanding Parent shares existing prior to the Exchange, 9,000,000 were held by Rebel and will be cancelled upon the closing of the Proposed Stock Purchase and Reorganization.

(b)

Record the issuance of 2,800,000 shares of common stock issued by Rebel to key personnel on June 15, 2017 valued at a price of $0.50 per share for a total value of $1,400,000 recorded as consulting expense. In addition 500,000 warrants were issued at $0.50 per share with a five year term. No expense has been recorded for these warrants.

(c)	Eliminates the capital stock of Rebel and the accumulated deficit of Holdings.

(d)

Allows for certain assets and liabilities of Holdings to be assumed by Rebel as part of the Proposed Stock Purchase and Reorganization; such as Cash in the amount of $470 and $134,199, and; Prepaid expense in the amount of $10,833 and $8,333, and; Tangible and intangible assets, net in the amount of $500 and $0, and; Accounts payable and accrued interest-related party in the amount of $38,512 and $65,078, and; Convertible debt – related party in the amount of $600,000 and $1,305,000 as of December 31, 2016 and March 31, 2017, respectively.

EXHIBIT D

AMERICAN REBEL, INC.

BALANCE SHEETS

	March 31, 2017 (unaudited)	December 31, 2016 (audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$38,100	$-
Prepaid expense	80,000	13,500
Inventory	282,808	137,905
Inventory deposits	66,200	84,969
Total Current Assets	467,108	236,374

Property and Equipment, net	219,580	234,188

OTHER ASSETS:
Investment	35,000	35,000
Total Other Assets	35,000	35,000

TOTAL ASSETS	$721,688	$505,562

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Overdraft	$-	$373
Accounts payable and accrued expense	131,368	163,799
Loan – Officer - Related party	221,155	221,155
Loan – Related party	1,147,687	584,187
Loans - Nonrelated parties	168,953	182,315
TOTAL LIABILITIES	1,669,163	1,151,829

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.001 par value; 75,000,000 shares authorized; 14,621,000 and 14,621,000 issued and outstanding, respectively at March 31, 2017 and December 31, 2016	14,621	14,621
Additional paid in capital	1,682,129	1,682,129
Accumulated deficit	(2,644,225)	(2,343,017)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(947,475)	(646,267)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$721,688	$505,562

See Notes to Financial Statements.

AMERICAN REBEL, INC.

STATEMENTS OF OPERATIONS

	For the three months ended March 31, 2017 (unaudited)	For the three months ended March 31, 2016 (unaudited)
Revenue	$6,166	$-
Cost of goods sold	1,882	-
Gross margin	4,284	-

Expenses:
Consulting – business development	148,561	126,649
Product development costs	15,276	43,426
Marketing and brand development costs	48,999	66,388
Administrative and other	69,224	32,028
Depreciation expense	14,608	14,203
	296,668	282,694
Operating income (loss)	(292,384)	(282,694)

Other Income (Expense)
Interest expense	(8,824)	(10,236)
Net income (loss) before income tax provision	(301,208)	(292,930)
Provision for income tax	-	-
Net income (loss)	$(301,208)	$(292,930)
Basic and diluted income (loss) per share	$(0.02)	$(0.02)
Weighted average common shares outstanding - basic and diluted	14,621,000	14,194,000

See Notes to Financial Statements.

AMERICAN REBEL, INC.

STATEMENT OF CASH FLOWS

	For the three months ended March 31, 2017 (unaudited)	For the three months ended March 31, 2016 (unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$(301,208)	$(292,930)
Depreciation	14,608	14,203
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepayments	(66,500)	37,815
Change in inventory	(144,904)	-
Change in inventory deposits	18,769	-
Change in accounts payable and accrued expense	(32,430)	80,669
Net Cash (Used in) Operating Activities	(511,665)	(160,243)

CASH FLOW FROM INVESTING ACTIVITIES:

CASH FLOW FROM FINANCING ACTIVITIES:
Overdraft	(373)	-
Proceeds from sale of common stock	-	369,500
Proceeds of loans– officer - related party	-	1,030
Proceeds of loans- related party	563,500	-
Repayment of loans – nonrelated party	(13,362)	6,866
Net Cash Provided by Financing Activities	549,765	363,664

CHANGE IN CASH	38,100	203,421

CASH AT BEGINNING OF PERIOD	-	90,591

CASH AT END OF PERIOD	$38,100	$294,012

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$2,700	$3,486
Income taxes	$-	$-

Non-cash investing and financing activities:
Vehicles acquired through assumption of loans	$-	$277,886
Debt assumed to acquire vehicles	$-	$277,886

See Notes to Financial Statements.

AMERICAN REBEL, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

American Rebel, Inc. (the “Company”) was incorporated on December 15, 2014 (date of inception) under the laws of the State of Nevada.

Nature of operations

The Company is developing branded products in the self-defense and patriotic product areas that are promoted and sold using personal appearance, music, internet and television avenues. The Company’s products will be under the American Rebel Brand and imprinted.

Interim Financial Statements and Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

Year end

The Company’s year-end is December 31.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventory and Inventory Deposits

Inventory consists of backpacks manufactured to our design and held for resale and are carried at the lower of cost (First-in, First-out Method) or market value. The Company determines the estimate for the reserve for slow moving or obsolete inventories by regularly evaluating individual inventory levels, projected sales and current economic conditions. The Company also makes deposit payments on inventory to be manufactured that are carried at separate cost until the goods are received into inventory.

Fixed assets and depreciation

Property and equipment is stated at cost net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded by the straight-line method over the estimated useful life of the asset, which ranges from five to seven years.

Investment

During June 2016, the Company purchased a 60% controlling interest in a publicly traded company with the intent to merge with that entity. The merger has not been completed and the investment is carried at historical cost.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the consumer; (3) the amount of fees to be paid by the consumer is fixed or determinable; and (4) the collection of our fees or product revenue is probable.

The Company will record revenue when it is realizable and earned and product has been shipped to the consumers or that our service has been rendered to the consumer. License income will be reported as income when the Company has completed any responsibility to earn the income and when any earned royalties are received.

Advertising costs

Advertising costs are expensed as incurred; Marketing costs incurred were $48,999 and $66,388 for the three month periods ended March 31, 2017 and 2016, respectively.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2017 and December 31, 2016, respectively. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, the Financial Accounting Standards Board (the “FASB”) acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of December 31, 2015 and December 31, 2016, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. For the years ended December 31, 2017 and 2016, respectively, no income tax expense has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company evaluated recent accounting pronouncements through December 31, 2016 and believes that none have a material effect on the Company’s financial statements except for the following.

In June of 2014 FASB issued Accounting Standards Update (“ASU”) 2014-10, “Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company adopted the provisions of ASU 2014-10 for the period ending December 31, 2016. The adoption of ASU 2014-10 did not have an impact on our results of operations, financial condition or cash flow.

In August, 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern are disclosed in Note 2 below.

In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of Effective Date. In 2014 FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provided a framework for addressing revenue recognition issues and replaces almost all existing revenue recognition guidance in current U.S. GAAP. The core principle of ASU 2014-09 is for companies to recognize revenue for the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also resulted in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively, and improve guidance for multiple-element arrangements. The amendments in ASU 2015-14 defer the effective date of the new revenue recognition guidance to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted to the original effective date (December 15, 2016), including interim periods within that reporting period. Management is evaluating the future impact of this guidance on the Company’s financial statements and notes thereto.

In August 2015, FASB issued ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements. The Company previously reported that in April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The amendments in ASU 2015-15 address the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements such that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. ASU 2015-15 and ASU 2015-03 are effective for financial statements of public business entities issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The adoption of this guidance is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations: Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this ASU require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined; calculated as if the accounting had been completed at the acquisition date. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU should be applied prospectively with earlier application permitted for financial statements that have not been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Amendments clarifying guidance in Topic 205, Risks and Uncertainties, are applicable to entities that have not commenced planned principal operations, which we have commenced recently.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated significant revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to developing products and market identity, obtaining inventory and preparing for public product launch. As a result, the Company incurred net income (losses) for the three months ended March 31, 2017 and 2016 of ($301,208) and ($292,930), respectively. The Company’s accumulated deficit was ($2,644,225) as of March 31, 2017 and ($2,343,017) as of December 31, 2016. The Company’s working capital was a deficit of ($1,202,055) as of March 31, 2017 and a deficit of ($915,455) as of December 31, 2016. In addition, the Company’s development activities since inception have been sustained through equity and debt financing and the deferral of payments on accounts payable and other expenses.

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. Management believes sufficient funding can be secured through the obtaining of loans, as well as future offerings of its preferred and common stock to institutional and other financial sources. However, no assurance can be given that the Company will obtain this additional working capital, or if obtained, that such funding will not cause substantial dilution its shareholders. If the Company is unable to secure such additional funds from these sources, it may be forced to change or delay its business plan rollout.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3- INVENTORY

Inventory includes the following:

	March 31, 2017	December 31, 2016

Inventory - Finished goods	$282,808	$137,905
Inventory deposits	66,200	84,969
	349,008	222,874
Less: Reserve for excess and obsolete	-	-
Net inventory and inventory deposits	$349,008	$222,874

Note 4 – INVESTMENT

During June 2016, the Company purchased a 60% controlling interest in CubeScape, Inc. (now known as American Rebel Holdings, Inc.), a Nevada corporation, with the intent to merge with that company. The merger has not been completed and the investment is carried at historical cost.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment includes the following:
	March 31, 2017	December 31, 2016

Marketing equipment	$14,274	$14,274
Vehicles	277,886	277,886
	292,160	292,160
Less: Accumulated depreciation	(72,580)	(57,972)
Net property and equipment	$219,580	$234,188

For the three months ended March 31, 2017 and 2016 we recognized $14,608 and $14,203 in depreciation expense, respectively. We depreciate these assets over a period of sixty (60) months which has been deemed their useful life. In January, 2016 we acquired three vehicles from related parties and assumed the debt secured by the vehicles as described at Note 7 – Notes Payable. Accordingly, the recorded cost of each vehicle is the amount of debt assumed under each related loan, or a total of $277,886.

NOTE 6 –RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

For the year ended December 31, 2016, the Company received loans from its sole officer and sole director totaling $221,155. The balance at December 31, 2016 was $221,155.

During the three months ended March 31, 2017 and the year ended December 31, 2016, the Company received loans from its controlled investee, American Rebel Holdings, Inc. totaling $563,500 and $584,187, respectively. These loans bear interest at 0% per annum and are due upon demand. The balance at March 31, 2017 and December 31, 2016 was $1,147,687 and $584,187, respectively.

During the year ended December 31, 2016, the Company acquired three vehicles from various related parties and assumed the debt secured by each of the vehicles. Accordingly, the recorded cost of each vehicle is the total amount of debt assumed under each related loan, or a total of $277,886. (See Note 7 – Notes Payable.)

Compensation to directors/officers

Charles A. Ross, Jr. serves as the Company’s sole officer and sole director. Compensation for Mr. Ross was $50,000 and $45,000, respectively for the three months years ended March 31, 2017 and 2016, and $187,500 for the year ended December 31, 2016. Mr. Ross acquired 5,500,000 shares of common stock, valued at $5,500 upon incorporation of the Company on December 15, 2014 for services performed.

NOTE 7 – NOTES PAYABLE – NONRELATED PARTIES

Effective January 1, 2016, the Company acquired three vehicles from various related parties in exchange for the assumption of the liabilities related to those vehicles. The liabilities assumed are as follows at March 31, 2017 and December 31, 2016.

	March 31, 2017	December 31, 2016
Loan secured by a tour bus, payable in monthly payments of $2,710 including interest at 12% per annum through June 2017 when the remaining balance of $65,000 is payable.	$70,042	$78,345

Loan secured by a Ford Pickup, payable in monthly payments of $1,742 including interest at1% per annum through October 2018.	30,867	35,926

Loan secured by a promotional automobile. Loan is past due, payments are made at irregular intervals and interest expense accrues at 3% per month until paid in full.	68,044	68,044

Total recorded as current liability	$168,953	$182,315

Current and long-term portion. Total loan balance is reported as current because loans are past due, become due within one year or are expected to be repaid within one year.

NOTE 8 – INCOME TAXES

At March 31, 2017 and December 31, 2016, the Company had a net operating loss carryforward of $2,644,225 and $2,343,017, respectively, which begin to expire in 2034.

Components of net deferred tax asset, including a valuation allowance, are as follows:

	March 31, 2017	December 31, 2016
Deferred tax asset:
Net operating loss carryforward	$925,479	$820,056
Total deferred tax asset	925,479	820,056
Less: Valuation allowance	(925,479)	(820,056)
Net deferred tax asset	$-	$-

Valuation allowance for deferred tax assets as of March 31, 2017 and December 31, 2016 was $925,479and $820,056, respectively. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or the entire deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not deferred tax assets will not be realized as of March 31, 2017 and December 31, 2016 and recognized 100% valuation allowance for each period.

Reconciliation between statutory rate and the effective tax rate for both periods and as of December 31, 2016:

Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 9 – SHARE CAPITAL

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Common stock

During December 2014, the Company issued to its founders, which included Mr. Ross, an officer and director of the Company, 11,250,000 shares of its $0.001 par value common stock at par value for services rendered upon organization. The services were valued at $11,250.

During 2015, the Company issued 2,205,000 of its common stock at a price of $0.50 per share, for a total of $1,102,500.

During the three months ended March 31, 2016, the Company issued 739,000shares of its common stock at a price of $0.50 per share, for a total of $369,500. During the year 2016, the Company issued 1,166,000 of its common stock at a price of $0.50 per share, for a total of $583,000.

At March 31, 2017 and December 31, 2016, there were 14,621,000and 14,621,000shares of common stock issued and outstanding, respectively.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of March 31, 2017 through the date the financial statements were made available and determined that there were the following subsequent events.

Subsequent to March 31, 2017, the Company received additional loans of $325,000 from its investee, American Rebel Holdings, Inc.

The Company approved a plan to exchange its common stock for shares of its majority owned investee, American Rebel, Holdings, Inc. and become a wholly owned subsidiary of American Rebel Holdings, Inc.

PLS CPA, A PROFESSIONAL CORP.

4725 MERCURY STREET #210 SAN DIEGO CALIFORNIA 92111

TELEPHONE (858)722-5953 FAX (858) 761-0341 FAX (858) 764-5480

E-MAIL changgpark@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

American Rebel, Inc.

We have audited the accompanying balance sheets of American Rebel, Inc. (the Company) as of December 31, 2016 and 2015, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years ended December 31, 2016 and 2015. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Rebel, Inc. as of December 31, 2016 and 2015, and the result of its operations and its cash flows for the years ended December 31, 2016 and 2015 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

June 12, 2017

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

AMERICAN REBEL, INC.

BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$-	$90,591
Prepaid expense	13,500	37,815
Inventory	137,905	-
Inventory deposits	84,969	-
Total Current Assets	236,374	128,406

Property and Equipment, net	234,188	5.864

OTHER ASSETS:
Investment	35,000	-
Total Other Assets	35,000	-

TOTAL ASSETS	$505,562	$134,270

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Overdraft	$373	$-
Accounts payable and accrued expense	163,799	31
Loan – Officer - Related party	221,155	-
Loan – Related party	584,187	-
Loans – Nonrelated parties	182,315	-
TOTAL LIABILITIES	1,151,829	31

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.001 par value; 75,000,000 shares authorized; 14,621,000 and 13,455,000 issued and outstanding, respectively at December 31, 2016, and 2015	14,621	13,455
Additional paid in capital	1,682,129	1,100,295
Accumulated deficit	(2, 343,017)	(979,511)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(646,267)	134,239

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$505,562	$134,270

See Notes to Financial Statements.

AMERICAN REBEL, INC.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2016		For the year ended December 31, 2015
Revenue	$7,103		$-
Cost of goods sold	2,463		-
Gross margin	4,640		-

Expenses:
Consulting – business development	519,050		358,870
Product development costs	146,870		137,727
Marketing and brand development costs	418,079		47,714
Administrative and other	215,521		36,416
Depreciation expense	57,663		309
	1,357,184		581,036
Operating income (loss)	(1,352,544)		(581,036)

Other Income (Expense)
Licensing fee	30,000		-
Interest expense	(40,962)		-
Bad debts – Related parties		-	(386,500)
Net income (loss) before income tax provision	(1,363,506)		(937,536)
Provision for income tax	-		-
Net income (loss)	$(1,363,506)		$(937,536)
Basic and diluted income (loss) per share	$(0.10)		$(0.08)
Weighted average common shares outstanding - basic and diluted	14,038,000		12,352,500

See Notes to Financial Statements.

AMERICAN REBEL, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance – December 15, 2014 (inception) shares issued for organizational services	11,250,000	$11,250	$-	$-	$11,250

Net loss	-	-	-	(11,975)	(11,975)

Balance – December 31, 2014	11,250,000	11,250	-	(11,975)	(725)

Shares issued pursuant to private placement – May 2015	2,205,000	2,205	1,100,295	-	1,102,500

Net loss	-	-	-	(967,536)	(967,536)

Balance – December 31, 2015	13,455,000	13,455	1,100,295	(979,511)	134,239

Shares issued pursuant to private placement – May 2016	1,166,000	1,166	581,834	-	583,000

Net loss	-	-	-	(1,363,506)	(1,363,506)

Balance – December 31, 2016	14,621,000	$14,621	$1,682,129	$(2,343,017)	$(646,267)

See Notes to Financial Statements.

AMERICAN REBEL, INC.

STATEMENT OF CASH FLOWS

	For the year ended December 31, 2016	For the year ended December 31, 2015

CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,363,506)	$(967,536)
Depreciation	57,663	309
Bad debt provision – related parties	-	386,500
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepayments	24,315	(37,815)
Change in inventory	(137,905)	-
Change in inventory deposits	(84,969)	-
Change in accounts payable and accrued expense	163,768	(694)
Net Cash (Used in) Operating Activities	(1,340,634)	(619,236)
CASH FLOW FROM INVESTING ACTIVITIES
Investment in fixed assets	(8,101)	(6,173)
Loans to related parties	-	(386,500)
Investment in marketable securities	(35,000)	-
Net Cash Provided by Investing Activities	(43,101)	(392,673)

CASH FLOW FROM FINANCING ACTIVITIES:
Overdraft	373	-
Proceeds from sale of common stock	583,000	1,102,500
Proceeds of loans – officer – related party	221,155	-
Proceeds of loans – related party	584,187	-
Repayment of loans – nonrelated party	(95,571)	-
Net Cash Provided by Financing Activities	1,293,144	1,102,500
CHANGE IN CASH	(90,591)	90,591

CASH AT BEGINNING OF PERIOD	90,591	-

CASH AT END OF PERIOD	$-	$90,591

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$34,838	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Vehicles acquired through assumption of loans	$277,886	$-
Debt assumed to acquire vehicles	$277,886	$-

See Notes to Financial Statements.

AMERICAN REBEL, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

American Rebel, Inc. (the “Company”) was incorporated on December 15, 2014 (date of inception) under the laws of the State of Nevada.

Nature of operations

The Company is developing branded products in the self-defense and patriotic product areas that are promoted and sold using personal appearance, music, Internet and television avenues. The Company’s products will be under the American Rebel Brand and imprinted.

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Year end

The Company’s year-end is December 31.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Inventory and Inventory Deposits

Inventory consists of backpacks manufactured to our design and held for resale and are carried at the lower of cost (First-in, First-out Method) or market value. The Company determines the estimate for the reserve for slow moving or obsolete inventories by regularly evaluating individual inventory levels, projected sales and current economic conditions. The Company also makes deposit payments on inventory to be manufactured that are carried at separate cost until the goods are received into inventory.

Fixed assets and depreciation

Property and equipment is stated at cost net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded by the straight-line method over the estimated useful life of the asset, which ranges from five to seven years.

Investment

During June 2016, the Company purchased a 60% controlling interest in a publicly traded company with the intent to merge with that entity. The merger has not been completed and the investment is carried at historical cost.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the consumer; (3) the amount of fees to be paid by the consumer is fixed or determinable; and (4) the collection of our fees or product revenue is probable.

The Company will record revenue when it is realizable and earned and the product has been shipped to the consumers or our service has been rendered to the consumer. License income will be reported as income when the Company has completed any responsibility to earn the income and when any earned royalties are received.

Advertising costs

Advertising costs are expensed as incurred; Marketing costs incurred were $418,079 and $47,714 for the years ended December 31, 2016 and 2015, respectively.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016 and 2015, respectively. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, the Financial Accounting Standards Board (the “FASB”) acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of December 31, 2015 and December 31, 2016, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. For the years ended December 31, 2016 and December 31, 2015, respectively, no income tax expense has been recorded.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company evaluated recent accounting pronouncements through December 31, 2016 and believes that none have a material effect on the Company’s financial statements except for the following.

In June 2014, FASB issued Accounting Standards Update (“ASU”) 2014-10, “Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company adopted the provisions of ASU 2014-10 for the period ending December 31, 2016. The adoption of ASU 2014-10 did not have an impact on our results of operations, financial condition or cash flow.

In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement did not have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern are disclosed in Note 2 below.

In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of Effective Date. In 2014 FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provided a framework for addressing revenue recognition issues and replaces almost all existing revenue recognition guidance in current U.S. GAAP. The core principle of ASU 2014-09 is for companies to recognize revenue for the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also resulted in enhanced disclosures about revenue, provide guidance for transactions that were not previously addressed comprehensively, and improve guidance for multiple-element arrangements. The amendments in ASU 2015-14 defer the effective date of the new revenue recognition guidance to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted to the original effective date (December 15, 2016), including interim periods within that reporting period. Management is evaluating the future impact of this guidance on the Company’s financial statements and notes thereto.

In August 2015, FASB issued ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements. The Company previously reported that in April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The amendments in ASU 2015-15 address the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements such that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. ASU 2015-15 and ASU 2015-03 are effective for financial statements of public business entities issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The adoption of this guidance did not have a material impact on the Company's financial position, results of operations or cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations: Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this ASU require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined; calculated as if the accounting had been completed at the acquisition date. For the public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU should be applied prospectively with earlier application permitted for financial statements that have not been issued. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

Amendments clarifying guidance in Topic 205, Risks and Uncertainties, are applicable to entities that have not commenced planned principal operations, which we have commenced recently.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated significant revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to developing products and market identity, obtaining inventory and preparing for a product launch. As a result, the Company incurred net income (losses) for the years ended December 31, 2016 and 2015 of ($1,363,506) and ($967,536), respectively. The Company’s accumulated deficit was ($2,343,017) as of December 31, 2016 and ($979,511) as of December 31, 2015. The Company’s working capital was a deficit of ($915,455) as of December 31, 2016 and a surplus of $128,375 as of December 31, 2015. In addition, the Company’s development activities since inception have been sustained through equity and debt financing and the deferral of payments on accounts payable and other expenses.

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. Management believes sufficient funding can be secured through the obtaining of loans, as well as future offerings of its common stock to institutional and other financial sources. However, no assurance can be given that the Company will obtain this additional working capital, or if obtained, that such funding will not cause substantial dilution its shareholders. If the Company is unable to secure such additional funds from these sources, it may be forced to change or delay its business plan rollout.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3- INVENTORY

Inventory includes the following:

	December 31, 2016	December 31, 2015

Inventory - Finished goods	$137,905	$-
Inventory deposits	84,969	-
	222,874	-
Less: Reserve for excess and obsolete	-	-
Net inventory and inventory deposits	$222,874	$-

Note 4 –INVESTMENT

During June 2016, the Company purchased a 60% controlling interest in CubeScape, Inc. (now known as American Rebel Holdings, Inc.), a Nevada corporation, with the intent to merge with that company. The merger has not been completed and the investment is carried at historical cost.

NOTE 5– PROPERTY AND EQUIPMENT

Property and equipment includes the following:
	December 31, 2016	December 31, 2015

Marketing equipment	$14,274	$6,173
Vehicles	277,886	-
	292,160	6,173
Less: Accumulated depreciation	(57,972)	(309)
Net property and equipment	$234,188	$5,864

For the years ended December 31, 2016 and 2015, we recognized $57,663 and $309 in depreciation expense, respectively. We depreciate these assets over a period of sixty (60) months which has been deemed their useful life. In January, 2016 we acquired three vehicles from related parties and assumed the debt secured by the vehicles as described at Note 7 – Notes Payable. Accordingly, the recorded cost of each vehicle is the total amount of debt assumed under each related loan, or a total of $277,886.

NOTE 6–RELATED PARTY NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

During the year ended December 31, 2016, the Company received loans from its sole officer and sole director totaling $221,155.

During the year ended December 31, 2016, the Company received loans from its controlled investee, American Rebel Holdings, Inc. totaling $584,187. These loans bear interest at 0% per annum and are due upon demand.

During the year ended December 31, 2016, the Company acquired three vehicles from various related parties and assumed the debt secured by each of the vehicles. Accordingly, the recorded cost of each vehicle is the total amount of debt assumed under each related loan, or a total of $277,886. (See Note 7 – Notes Payable.)

During the year ended December 31, 2015, the Company made loans to various related parties and their business entities in the amount of $386,500. The Company recorded a loss related to these loans in the amount of $386,500 at December 31, 2015 as the prospects of collection were nil.

Compensation to directors/officers

Charles A. Ross, Jr. serves as the Company’s sole officer and sole director. Compensation for Mr. Ross was $187,500 and $145,000 for the years ended December 31, 2016 and 2015, respectively. Mr. Ross acquired 5,500,000 shares of common stock, valued at $5,500 upon incorporation of the Company on December 15, 2014 as compensation for services performed.

NOTE 7 – NOTES PAYABLE – NONRELATED PARTIES

Effective January 1, 2016, the Company acquired three vehicles from various related parties in exchange for the assumption of the liabilities related to those vehicles. The liabilities assumed are as follows at December 31, 2016:

December 31, 2016
Loan secured by a tour bus, payable in monthly payments of $2,710 including interest at 12% per annum through June 2017 when the remaining balance of $65,000 is payable.	$78,345

Loan secured by a Ford Pickup, payable in monthly payments of $1,742 including interest at1% per annum through October 2018.	35,926

Loan secured by a promotional automobile. Loan is past due, payments are made at irregular intervals and interest expense accrues at 3% per month until paid in full.	68,044

Total recorded as current liability	$182,315

Current and long-term portion. Total loan balance is reported as current because loans are past due, become due within one year or are expected to be repaid within one year.

NOTE 8– INCOME TAXES

At December 31, 2015 and 2016, the Company had a net operating loss carryforwards of $979,511 and $2,343,017, respectively, which begin to expire in 2034.

Components of net deferred tax asset, including a valuation allowance, are as follows at December 31, 2015:

2015
Deferred tax asset:
Net operating loss carryforward	$342,829
Total deferred tax asset	342,829
Less: Valuation allowance	(342,829)
Net deferred tax asset	$-

Components of net deferred tax asset, including a valuation allowance, are as follows at December 31, 2016:

2016
Deferred tax asset:
Net operating loss carryforward	$820,056
Total deferred tax asset	820,056
Less: Valuation allowance	(820,056)
Net deferred tax asset	$-

Valuation allowance for deferred tax assets as of December 31, 2016 and December 31, 2015 was $820,056 and $342,829, respectively. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or the entire deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not that deferred tax assets will not be realized as of December 31, 2016 and December 31, 2015 and recognized 100% valuation allowance for each period.

Reconciliation between statutory rate and the effective tax rate for both periods and as of December 31, 2016:

Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 9 – SHARE CAPITAL

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Common stock

During December 2014, the Company issued to its founders, which included Mr. Ross, an officer and director of the Company, 11,250,000 shares of its $0.001 par value common stock at par value for services rendered upon organization. The services were valued at $11,250.

During 2015, the Company issued 2,205,000 shares of its common stock at a price of $0.50 per share, for a total of $1,102,500.

During 2016, the Company issued 1,166,000shares of its common stock at a price of $0.50 per share, for a total of $583,000.

At December 31, 2016 and December 31, 2015, there were 14,621,000 and 13,455,000shares of common stock issued and outstanding, respectively.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of December 31, 2016 through the date the financial statements were made available and determined that there were the following subsequent events.

Subsequent to December 31, 2016, the Company received additional loans of $888,500 from its investee, American Rebel Holdings, Inc.

The Company approved a plan to exchange its common stock for shares of its majority owned investee, American Rebel, Holdings, Inc. and become a wholly owned subsidiary of American Rebel Holdings, Inc.